Table of Contents

Annual Report dated 02/28/2006 for
Managed Municipals Fund Class A

ANNUAL REPORT

FEBRUARY 28, 2006

Smith Barney

Managed Municipals Fund Inc.

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Smith Barney Managed Municipals Fund Inc.

Annual Report  •  February 28, 2006

What’s

Inside

Fund Objective

The Fund seeks to maximize current interest income which is excluded from gross income for regular federal income tax purposes to the extent consistent with prudent investment management and the preservation of capital*. The Fund invests at least 80% of its assets in municipal securities.

“Smith Barney” and “Salomon Brothers” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

*	Certain investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. Please consult your personal tax adviser.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

Despite numerous obstacles, including rising short-term interest rates, surging oil prices, a destructive hurricane season, and geopolitical issues, the U.S. economy continued to expand during the fiscal year. After a 3.3% advance in the second quarter of 2005, gross domestic product (“GDP”)i growth was 4.1% in the third quarter. However, there were conflicting economic signals in the fourth quarter. While the Labor Department announced that the unemployment rate fell to 4.7% in January 2006, its lowest level in four years, fourth quarter GDP growth was 1.7%. This decline was due, in large part, to slower consumer spending.

Given the economic expansion and inflationary concerns, the Federal Reserve Board (“Fed”)ii continued to raise interest rates throughout the period. After raising rates six times from June 2004 through February 2005, the Fed increased its target for the federal funds rateiii in 0.25% increments eight additional times over the fiscal year. This represents the longest sustained Fed tightening cycle since the 1970s. All told, the Fed’s 14 rate hikes have brought the target for the federal funds rate from 1.00% to 4.50%. After the end of the Fund’s reporting period, at its March meeting, the Fed raised the federal funds rate by 0.25% to 4.75%.

As expected, both short- and long-term yields rose over the reporting period. During the 12 months ended February 28, 2006, two-year Treasury yields increased from 3.59% to 4.69%. Over the same period, 10-year Treasury yields moved from 4.38% to 4.55%. As these figures show, at the end of the reporting period the yield curve was inverted, as the yield on two-year Treasuries surpassed that of 10-year Treasuries. This anomaly has historically foreshadowed an economic slowdown or recession. However, some experts, including new Fed Chairman Ben Bernanke, believe the inverted yield curve is largely a function of strong foreign demand for longer-term bonds. Looking at the municipal

Smith Barney Managed Municipals Fund Inc.         I

market, yields of both short- and longer-term securities also rose over the reporting period but, unlike the Treasury curve, the municipal yield curve did not invert.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Special Shareholder Notice

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment manager (the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment advisory contract to terminate. The Fund’s shareholders previously approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. The Fund’s Manager and some of its affiliates have received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund has been informed that the Manager and its affiliates are responding to those information requests, but are not in a position to predict the outcome of these requests and investigations.

Important information concerning the Fund and its Manager with regard to recent regulatory developments is contained in the Notes to Financial Statements included in this report.

II         Smith Barney Managed Municipals Fund Inc.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you continue to meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

March 30, 2006

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

Smith Barney Managed Municipals Fund Inc.         III

Manager Overview

JOSEPH P. DEANE (left) Portfolio Manager DAVID T. FARE (right) Portfolio Manager

Special Shareholder Notice

Effective April 7, 2006, the Smith Barney Managed Municipals Fund Inc. will be renamed the Legg Mason Partners Managed Municipals Fund, Inc.

Q. What were the overall market conditions during the Fund’s reporting period?

A. The overall fixed income market, as well as the municipal bond market, generated positive, but modest returns during the one-year period ended February 28, 2006. During the reporting period, the fixed income yield curve flattened and eventually inverted as the spread, or difference, between short- and long-term bond yields narrowed and, by the end of the period, two-year yields surpassed their 10-year counterparts. Looking at the period as a whole, short-term yields, as measured by two-year Treasuries, rose from 3.59% to 4.69% — a total of 110 basis pointsi. In contrast, long-term yields, as measured by 10-year Treasuries, rose from 4.38% to 4.55% — 17 basis points. Short-term yields moved higher on the back of eight Federal Reserve Board (“Fed”)ii rate hikes during the period. Longer-term yields did not rise as much, due, in part, to strong demand by foreign investors. The municipal bond yield curve also flattened during the reporting period but did not invert.

Performance Review

For the 12 months ended February 28, 2006, Class A shares of the Smith Barney Managed Municipals Fund Inc., excluding sales charges, returned 3.22%. These shares underperformed the Lipper General Municipal Debt Funds Category Average1, which increased 3.36% over the period. The Fund’s unmanaged benchmark, the Lehman Brothers Municipal Bond Index,iii returned 3.87% for the same time frame.

Certain investors may be subject to the federal Alternative Minimum Tax, and state and local taxes may apply. Capital gains, if any, are fully taxable. Please consult your personal tax or legal adviser.

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended February 28, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 260 funds in the Fund’s Lipper category, and excluding sales charges.

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Performance Snapshot as of February 28, 2006 (excluding sales charges) (unaudited)

	6 months	12 months

Managed Municipals Fund—Class A Shares	2.11%	3.22%

Lehman Brothers Municipal Bond Index	0.99%	3.87%

Lipper General Municipal Debt Funds Category Average	0.81%	3.36%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions. Excluding sales charges, Class 1 shares returned 2.08%, Class B shares returned 1.84%, Class C shares returned 1.83% and Class Y shares returned 2.13% over the six months ended February 28, 2006. Excluding sales charges, Class 1 shares returned 3.17%, Class B shares returned 2.74%, Class C shares returned 2.72% and Class Y shares returned 3.40% over the 12 months ended February 28, 2006.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended February 28, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 268 funds for the six-month period and among the 260 funds for the 12-month period in the Fund’s Lipper category, and excluding sales charges.

Q. What were the most significant factors affecting Fund performance?

What were the leading contributors to performance?

A. During the fiscal year we maintained a defensive posture in terms of overall duration, or price sensitivity to interest rate movements. Rising interest rates are generally troublesome for longer-term fixed income securities, since bond prices decline as rates are expected to rise. However, our low-duration approach to managing interest rate risk limited the Fund’s ability to completely participate in upside market movements during intervals when bond prices did rise.

What were the leading detractors from performance?

A. On balance, our hedging strategies appear to have detracted slightly from performance. Our short positioning strategy in long-term Treasury futures enhanced results when longer-term rates rose, particularly in the last few months of the period. However, while this strategy reduced the portfolio’s volatility, overall it was detrimental as long-term yields declined over much of the fiscal year, even though the Fed continued to raise short-term rates.

2         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Q. Were there any significant changes to the Fund during the reporting period?

A. Given the market and rate environment during the period, we believe that a cautious approach to managing interest rate risk was more prudent than a longer-duration strategy. During the period, we maintained a defensive posture for the Fund, with an emphasis on capital preservation. We focused on issues with competitive coupons in a diverse cross-section of market segments that we believed would continue to offer favorable prospects on a risk/reward basis.

Thank you for your investment in the Smith Barney Managed Municipals Fund Inc. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Joseph P. Deane	David T. Fare
Co-Portfolio Manager, Vice President and	Co-Portfolio Manager, Vice President and
Investment Officer	Investment Officer

March 30, 2006

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind, the Fund’s investments are subject to interest rate and credit risks. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. Lower-rated, higher yielding bonds known as “junk bonds” are subject to greater credit risk, including the risk of default, than higher-rated obligations. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	A basis point is one one-hundredth (1/100 or 0.01) of one percent.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         3

Fund at a Glance (unaudited)

4         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on September 1, 2005 and held for the six months ended February 28, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return Without Sales Charges(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Class 1	2.08%	$1,000.00	$1,020.80	0.72%	$3.61

Class A	2.11	1,000.00	1,021.10	0.71	3.56

Class B	1.84	1,000.00	1,018.40	1.22	6.11

Class C	1.83	1,000.00	1,018.30	1.26	6.31

Class Y	2.13	1,000.00	1,021.30	0.55	2.76

(1)	For the six months ended February 28, 2006.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class 1 and A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	Expenses (net of voluntary fee waivers) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         5

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Class 1	5.00%	$1,000.00	$1,021.22	0.72%	$3.61

Class A	5.00	1,000.00	1,021.27	0.71	3.56

Class B	5.00	1,000.00	1,018.74	1.22	6.11

Class C	5.00	1,000.00	1,018.55	1.26	6.31

Class Y	5.00	1,000.00	1,022.07	0.55	2.76

(1)	For the six months ended February 28, 2006.
(2)	Expenses (net of voluntary fee waivers) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Fund Performance

Average Annual Total Returns(1) (unaudited)

	Without Sales Charges(2)
	Class 1	Class A	Class B	Class C	Class Y
Twelve Months Ended 2/28/06	3.17%	3.22%	2.74%	2.72%	3.40%

Five Years Ended 2/28/06	4.45	4.52	3.98	3.94	4.70

Ten Years Ended 2/28/06	N/A	5.08	4.53	4.49	5.27

Inception* through 2/28/06	5.08	8.89	5.82	5.99	5.73

	With Sales Charges(3)
	Class 1	Class A	Class B	Class C	Class Y
Twelve Months Ended 2/28/06	(1.71)%	(0.91)%	(1.71)%	1.73%	3.40%

Five Years Ended 2/28/06	3.45	3.67	3.81	3.94	4.70

Ten Years Ended 2/28/06	N/A	4.64	4.53	4.49	5.27

Inception* through 2/28/06	4.15	8.71	5.82	5.99	5.73

Cumulative Total Returns(1) (unaudited)
Without Sales Charges(2)
Class 1 (Inception* through 2/28/06)	31.07%

Class A (2/28/96 through 2/28/06)	64.07

Class B (2/28/96 through 2/28/06)	55.80

Class C (2/28/96 through 2/28/06)	55.11

Class Y (2/28/96 through 2/28/06)	67.14

(1)	All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charges with respect to Class 1 and A shares or the applicable CDSC with respect to Class B and C shares.
(3)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class 1 and A shares reflect the deduction of the maximum sales charge of 4.75% and 4.00%, respectively; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares reflect the deduction of a 1.00% CDSC, which applies if shares are redeemed within one year from purchase payment.
*	The inception dates for Class 1, A, B, C and Y shares are September 12, 2000, March 4, 1981, November 6, 1992, November 9, 1994 and April 4, 1995, respectively.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         7

Historical Performance (unaudited)

Value of $10,000 Invested in Class A Shares of the Smith Barney Managed Municipals Fund Inc. vs. the Lehman Brothers Municipal Bond Index and the Lipper General Municipal Debt Funds Category Average† (February 1996  -  February 2006)

†	Hypothetical illustration of $10,000 invested in Class A shares on February 28, 1996, assuming the deduction of the maximum 4.00% sales charge at the time of investment and reinvestment of all distributions, including returns of capital, if any, at net asset value through February 28, 2006. The Lehman Brothers Municipal Bond Index is a broad measure of the municipal bond market with maturities of at least one year. The Index is unmanaged and is not subject to the same management and trading expenses as a mutual fund. Please note that an investor cannot invest directly in an index. The Lipper General Municipal Debt Funds Category Average is composed of an average of the Fund’s peer group of 260 mutual funds investing in municipal securities as of February 28, 2006. The performance of the Fund’s other classes may be greater or less than the Class A shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in the other classes.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. Performance figures may reflect voluntary fee waivers and/or expense reimbursements. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.

8         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006)

SMITH BARNEY MANAGED MUNICIPALS FUND INC.

Face Amount	Rating‡	Security	Value

MUNICIPAL BONDS — 96.8%
Alabama — 0.8%
		Huntsville, AL, Solid Waste Disposal Authority & Resources Recovery Revenue, Refunding, MBIA-Insured:
$4,940,000	AAA	5.500% due 10/1/13 (a)	$5,255,518
8,880,000	AAA	5.500% due 10/1/14 (a)	9,412,800
4,000,000	Aaa(b)	Southeast Alabama Gas District, Alabama General System Revenue, Series A, AMBAC-Insured, 5.625% due 6/1/25	4,354,880

		Total Alabama	19,023,198

Arizona — 1.7%
		Arizona Agricultural Improvement & Power District, Electric System Revenue, Salt River Project:
3,375,000	AA	Refunding, Series A, 5.000% due 1/1/23	3,570,581
2,500,000	AA	Series B, 5.000% due 1/1/31	2,608,450
14,000,000	AAA	Mesa, AZ, IDA, Revenue, Discovery Health Systems, Series A, MBIA-Insured, Call 1/1/10 @ 101, 5.625% due 1/1/19 (c)	15,137,080
		Phoenix, AZ, Civic Improvement Corp.:
		Airport Revenue, Junior Lien, FGIC-Insured:
2,500,000	AAA	5.250% due 7/1/21 (a)	2,536,325
6,650,000	AAA	5.375% due 7/1/29 (a)	6,748,620
2,500,000	AAA	Excise Tax Revenue, Senior Lien, Municipal Courthouse Project, Series A, 5.250% due 7/1/24	2,654,400
		University of Arizona, COP, AMBAC-Insured:
		Series A:
1,525,000	AAA	5.000% due 6/1/19	1,610,171
725,000	AAA	5.000% due 6/1/20	763,846
5,435,000	AAA	Series B, 5.000% due 6/1/28	5,676,205

		Total Arizona	41,305,678

Arkansas — 0.2%
4,345,000	Aaa(b)	Little Rock, AR, School District, GO, Refunding, Series B, FSA-Insured, 5.500% due 2/1/30	4,609,306

California — 10.1%
4,000,000	AAA	Alameda County RDA, Eden Area Redevelopment Project Series A, MBIA-Insured, 5.000% due 8/1/36	4,208,840
4,180,000	AAA	Brea, CA, RDA, Refunding, Tax Allocation, Series A, Redevelopment Area AB, AMBAC-Insured, 5.000% due 8/1/23	4,378,048
		California EFA Revenue:
3,000,000	Ba1(b)	Pooled College & University Project, Series A, Call 7/1/08 @ 101, 5.625% due 7/1/23 (c)	3,070,560
7,720,000	Aaa(b)	Refunding, Pepperdine University, Series A, AMBAC-Insured, 5.000% due 12/1/35	8,159,886
4,000,000	AA-	California Health Facilities Finance Authority Revenue, Sutter Health, Series A, 6.250% due 8/15/35	4,452,360

See Notes to Financial Statements.

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Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

California — 10.1% (continued)
		California Infrastructure & Economic Development Bank Revenue:
$5,000,000	AAA	Bay Area Toll Bridges, First Lien, Series A, FGIC-Insured, 5.000% due 7/1/25	$5,301,550
2,100,000	AAA	Los Angeles County Department of Public Social Services, AMBAC-Insured, 5.750% due 9/1/23	2,395,470
4,875,000	AAA	California State Department of Veteran Affairs, Home Purchase Revenue, Series A, AMBAC-Insured, 5.300% due 12/1/21	5,187,536
3,730,000	AAA	California State Department of Water Resources, Water Revenue, Series W, FSA-Insured, 5.125% due 12/1/24	3,929,518
18,500,000	AA-	California State Economic Recovery, Series A, 5.000% due 7/1/08 (d)	19,181,540
1,810,000	AAA	California Statewide Communities Development Authority Health Facility Revenue, Community Hospital of Monterey Peninsula, Series B, FSA-Insured, 5.250% due 6/1/23	1,956,882
16,260,000	AAA	Castaic Lake Water Agency, COP, Revenue, Series A, MBIA-Insured, 5.250% due 8/1/23 (d)	17,366,493
3,655,000	AAA	Cucamonga County, CA, Water District, COP, FGIC-Insured, 5.125% due 9/1/31	3,834,826
		Golden State Tobacco Securitization Corp., CA, Tobacco Settlement Revenue:
8,000,000	AAA	Enhanced Asset Backed, Series B, Call 6/1/07 @ 100, 5.625% due 6/1/20 (c)	8,217,600
24,000,000	BBB	Series 2003-A-1, 6.750% due 6/1/39 (d)	27,020,400
3,000,000	AAA	Inglewood, CA, Public Financing Authority Revenue, Refunding, Series A, AMBAC-Insured, 5.250% due 8/1/21	3,196,590
9,925,000	AAA	Los Angeles County, CA, COP, Antelope Valley Courthouse, Series A, AMBAC-Insured, 5.250% due 11/1/33	10,460,156
		Los Angeles, CA, Water & Power Revenue, Power Systems, Series B, FSA-Insured:
1,500,000	AAA	5.000% due 7/1/23	1,589,490
3,920,000	AAA	5.000% due 7/1/25	4,143,675
7,850,000	AAA	5.000% due 7/1/26	8,287,794
3,500,000	AAA	Metropolitan Water District of Southern California, Waterworks Revenue Authorization, Series B-2, FGIC-Insured, 5.000% due 10/1/24	3,722,040
		Modesto, CA, Irrigation District, COP, Capital Improvements, Series A, FSA-Insured:
1,535,000	AAA	5.000% due 7/1/20	1,618,090
2,210,000	AAA	5.000% due 7/1/21	2,326,091
1,680,000	AAA	5.000% due 7/1/22	1,765,579
5,000,000	Aaa(b)	Monterey County, CA, COP, Master Plan Financing, MBIA-Insured, 5.000% due 8/1/26	5,189,200
10,785,000	AAA	Novato, CA, USD, FGIC-Insured, 5.000% due 8/1/26	11,320,799
		Orange County, CA:
1,000,000	AAA	Recovery, COP, Series A, MBIA-Insured, 6.000% due 7/1/08 (e)	1,059,500

See Notes to Financial Statements.

10         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

California — 10.1% (continued)
$1,000,000	AAA	Refunding, Recovery, Series A, MBIA-Insured, 6.000% due 6/1/09 (e)	$1,080,450
3,000,000	AAA	Pomona, CA, Public Financing Authority Revenue, Merged Redevelopment Project, Series AD, MBIA-Insured, 5.000% due 2/1/27	3,108,090
		Rancho Cucamonga, CA, RDA, Tax Allocation:
1,000,000	AAA	Rancho Development Project, MBIA-Insured, 5.250% due 9/1/26	1,028,560
5,000,000	AAA	Rancho Redevelopment Projects, MBIA-Insured, 5.125% due 9/1/30	5,202,450
2,025,000	AA-	Sacramento, CA, City Financing Authority Revenue, Capital Improvement, Call 6/1/10 @ 101, 5.600% due 6/1/25 (c)	2,215,451
		San Francisco, CA, City & County:
16,675,000	AAA	Airports Commission, International Airports Revenue, Refunding, Second Series 27B, FGIC-Insured, 5.125% due 5/1/26 (d)	17,692,675
		COP San Bruno Jail No. 3, AMBAC-Insured:
3,000,000	AAA	5.250% due 10/1/20	3,176,220
5,000,000	AAA	5.250% due 10/1/26	5,268,300
		San Jose, CA:
5,000,000	AAA	RDA, Tax Allocation, Merged Area Redevelopment Project, MBIA-Insured, 5.000% due 8/1/24	5,211,300
		USD, GO, Santa Clara County, Series D, FSA-Insured, Call 8/1/10 @ 101:
4,580,000	AAA	5.000% due 8/1/21 (c)	4,913,287
3,000,000	AAA	5.125% due 8/1/25 (c)	3,233,520
		University of California Revenues, General Series A, AMBAC-Insured:
4,000,000	AAA	5.000% due 5/15/23	4,224,800
3,750,000	AAA	5.000% due 5/15/24	3,953,588
4,000,000	AAA	5.000% due 5/15/25	4,212,040
6,000,000	AAA	5.000% due 5/15/26	6,310,440
1,515,000	AAA	Victorville, CA, MFH Revenue, Refunding, Wimbledon Apartments, Series A, GNMA-Collateralized, 6.150% due 4/20/16	1,548,163

		Total California	245,719,847

Colorado — 3.2%
1,000,000	NR	Aspen, CO, Sales Tax Revenue, Call 11/1/09 @ 100, 5.250% due 11/1/15 (c)	1,057,480
		Colorado Educational & Cultural Facilities Authority Revenue, Refunding & Improvement, University of Denver Project, AMBAC-Insured, Call 3/1/11 @ 100:
2,815,000	AAA	5.250% due 3/1/18 (c)	3,026,913
5,810,000	AAA	5.300% due 3/1/19 (c)	6,260,565
3,245,000	AAA	5.500% due 3/1/21 (c)	3,526,082
12,500,000	AAA	Colorado Health Facilities Authority Revenue, Series B, Remarketed 7/8/98, 5.350% due 8/1/15 (e)	12,870,000

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         11

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Colorado — 3.2% (continued)
		Denver, CO, City & County:
$25,000,000	A	Airport Revenue, Series A, 14.000% due 11/15/08 (a)(d)	$29,178,750
		COP, Series B, AMBAC-Insured, Call 12/1/10 @ 101:
6,655,000	AAA	5.750% due 12/1/17 (c)	7,354,241
7,420,000	AAA	5.500% due 12/1/21 (c)	8,119,261
4,000,000	AAA	5.500% due 12/1/25 (c)	4,376,960
2,000,000	AAA	Golden, CO, Sales & Use Tax Revenue, Improvement, Series B, AMBAC-Insured, 5.100% due 12/1/20	2,116,000
		Highlands Ranch Metropolitan, District No. 2, FSA-Insured:
525,000	AAA	6.500% due 6/15/10 (e)	586,666
475,000	AAA	6.500% due 6/15/10	529,193

		Total Colorado	79,002,111

Connecticut — 2.9%
		Connecticut State:
		Airport Revenue, Bradley International Airport, FGIC-Insured:
2,550,000	AAA	5.000% due 10/1/08	2,637,057
4,715,000	AAA	5.000% due 10/1/09	4,936,228
1,435,000	AAA	5.000% due 10/1/10	1,517,814
15,000,000	AAA	HEFA Revenue, Yale University, Series W, 5.125% due 7/1/27	15,696,300
		Mashantucket Western Pequot Tribe Connecticut Special Revenue:
4,000,000	Baa3(b)	Series A, 5.500% due 9/1/28	4,136,000
		Series B:
1,000,000	Baa3(b)	5.550% due 9/1/08 (f)	1,043,210
2,000,000	Baa3(b)	5.700% due 9/1/12 (f)	2,092,800
6,500,000	Baa3(b)	5.750% due 9/1/18 (f)	6,773,390
		South Central Connecticut Regional Water Authority, Water System Revenue, 16th Series, AMBAC-Insured:
2,715,000	AAA	5.375% due 8/1/25	2,918,082
7,920,000	AAA	5.375% due 8/1/30	8,519,148
		University of Connecticut, GO, Series A:
3,905,000	AA	5.000% due 4/1/20	4,141,838
4,500,000	AA	5.000% due 4/1/21	4,750,470
		Waterbury, CT, GO, Series A, FSA-Insured:
3,435,000	AAA	5.000% due 4/1/18	3,656,729
1,925,000	AAA	5.000% due 4/1/19	2,037,478
2,500,000	AAA	5.000% due 4/1/20	2,640,525
2,000,000	AAA	5.000% due 4/1/21	2,110,220
1,225,000	AAA	5.125% due 4/1/22	1,302,065

		Total Connecticut	70,909,354

Delaware — 0.0%
250,000	Aaa(b)	Delaware State EDA Revenue, Osteopathic Hospital Association, Series A, 6.750% due 1/1/13 (e)	284,365

See Notes to Financial Statements.

12         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

District of Columbia — 0.7%
		District of Columbia:
$385,000	AAA	Series A, MBIA-Insured, Call 6/1/08 @ 101, 5.000% due 6/1/15 (c)	$401,582
740,000	AAA	Unrefunded Balance, Series A, MBIA-Insured, 5.000% due 6/1/15	769,259
		Revenue:
3,000,000	AAA	American Association for the Advancement of Science, AMBAC-Insured, 5.250% due 1/1/16 (g)	3,144,510
		Georgetown University:
3,900,000	AAA	Series D, Converted 5/1/98, MBIA-Insured, 5.350% due 4/1/16	4,082,325
		Series E, Converted 5/1/98, MBIA-Insured:
3,700,000	AAA	5.350% due 4/1/17	3,872,975
5,300,000	AAA	5.350% due 4/1/18	5,547,775

		Total District of Columbia	17,818,426

Florida — 4.7%
2,000,000	AAA	Clay County, FL, School Board, COP, Master Lease Program, MBIA-Insured, Call 7/1/10 @ 101, 5.750% due 7/1/22 (c)	2,194,680
		Florida State Board of Education, Capital Outlay, GO, Public Education, Series A, Call 6/1/10 @ 101:
4,010,000	AAA	5.125% due 6/1/21 (c)	4,296,073
15,965,000	AAA	5.250% due 6/1/24 (c)(d)	17,181,852
5,100,000	AAA	Lakeland, FL, Electric & Water Revenue, Refunding, Series A, MBIA-Insured, 5.000% due 10/1/18	5,400,084
4,095,000	AAA	Lee County, FL, Transportation Facilities Revenue, Refunding, Series A, AMBAC-Insured, 5.500% due 10/1/17	4,443,976
		Martin County, FL, IDA Revenue, Indiantown Cogeneration Project:
13,500,000	BB+	Series A, 7.875% due 12/15/25 (a)	13,943,745
6,010,000	BB+	Series B, 8.050% due 12/15/25 (a)	6,229,606
		Orange County, FL:
		School Board, COP:
25,250,000	Aaa(b)	AMBAC-Insured, 5.500% due 8/1/25 (d)	27,051,335
18,500,000	Aaa(b)	Series A, MBIA-Insured, Call 8/1/09 @ 101, 5.250% due 8/1/23 (c)(d)	19,684,000
4,500,000	AAA	Tourist Development Tax Revenue, Senior Lien, AMBAC-Insured, 5.125% due 10/1/25	4,798,125
2,740,000	AA	Orlando, FL, Utilities Commission, Water & Electric Revenue, Refunding, 5.000% due 10/1/23	2,885,686
2,070,000	AAA	Palm Beach County, FL, Public Improvement Revenue, Convention Center Project, FGIC-Insured, Call 11/1/11 @ 100, 5.125% due 11/1/20 (c)	2,232,474
2,000,000	AAA	St. Lucie West, FL, Services District, Special Assessment Revenue, Port St. Lucie, Refunding, Senior Lien, Water Management Benefit, Series A, MBIA-Insured, 5.250% due 5/1/25	2,123,500
1,100,000	AAA	Village Center Community Development District, Florida Recreational Revenue, Series A, MBIA-Insured, 5.200% due 11/1/25	1,172,710

		Total Florida	113,637,846

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         13

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Georgia — 0.8%
$2,000,000	AAA	Augusta, GA, Water & Sewer Revenue, FSA-Insured, 5.250% due 10/1/26	$2,138,440
		Georgia Private Colleges & Universities Authority Revenue, Mercer University Project:
9,785,000	Baa2(b)	5.750% due 10/1/31	10,529,736
2,000,000	Baa2(b)	Series A, 5.250% due 10/1/20	2,061,360
3,500,000	BBB-	Savannah, GA, EDA Revenue, College of Arts & Design Inc. Project, Call 10/1/09 @ 102, 6.900% due 10/1/29 (c)	3,913,280

		Total Georgia	18,642,816

Hawaii — 1.2%
		Hawaii State:
2,500,000	AAA	Airports Systems Revenue, Refunding Series A, FGIC-Insured, 5.750% due 7/1/21	2,717,075
		Department of Budget & Finance, Special Purpose Revenue, Kaiser Permanente, Series A:
15,545,000	AAA	5.100% due 3/1/14 (d)(e)	16,313,856
4,000,000	AAA	5.150% due 3/1/15 (e)	4,186,040
		Honolulu, HI, City & County:
3,850,000	AAA	GO, Series A, FSA-Insured, Call 9/1/11 @ 100, 5.250% due 9/1/24 (c)	4,168,125
2,000,000	AAA	Series A, FGIC-TCRs-Insured, 7.350% due 7/1/06	2,025,340

		Total Hawaii	29,410,436

Illinois — 3.3%
		Chicago, IL:
500,000	AA+	Metropolitan Water Reclamation District, Greater Chicago, GO, Capital Improvement Bonds, 7.000% due 1/1/11 (e)	558,605
50,185,000	AAA	Skyway Toll Bridge Revenue, AMBAC-Insured, Call 1/1/11 @ 101, 5.500% due 1/1/31 (c)(d)	54,936,014
3,585,000	AAA	Wastewater Transmission Revenue, Second Lien, MBIA-Insured, Call 1/1/10 @ 101, 5.750% due 1/1/25 (c)	3,905,499
500,000	AAA	Cook County, IL, Community College District Number 508, Chicago, COP, FGIC-Insured, 8.750% due 1/1/07	521,400
		Illinois State:
2,750,000	AAA	COP, Department of Central Management Services, MBIA-Insured, 5.650% due 7/1/17	2,823,315
		GO, First Series:
4,000,000	AAA	FGIC-Insured, 5.125% due 2/1/22	4,256,320
10,000,000	AAA	MBIA-Insured, Call 6/1/10 @ 100, 5.625% due 6/1/25 (c)	10,822,600
3,430,000	AAA	University of Illinois Revenue, Auxiliary Facilities Systems, Series A, MBIA-Insured, Call 4/1/10 @ 101, 5.750% due 4/1/19 (c)	3,753,312

		Total Illinois	81,577,065

Indiana — 2.3%
36,625,000	BBB+	Indiana State DFA Environment Improvement Revenue, USX Corp. Project, 5.250% due 12/1/22 (d)	38,826,895

See Notes to Financial Statements.

14         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Indiana — 2.3% (continued)
$2,500,000	BBB-	Petersburg, IN, PCR, Refunding, Indianapolis Power & Light Co. Project, 6.625% due 12/1/24	$2,529,450
15,000,000	AAA	Rockport, IN, PCR, Refunding, Indiana Michigan Power Co. Project, Series A, AMBAC-Insured, 6.550% due 6/1/25	15,272,550

		Total Indiana	56,628,895

Kansas — 0.3%
2,725,000	AAA	Johnson County, KS, USD, Number 231, Refunding & Improvement, Series A, FSA-Insured, 5.000% due 10/1/18	2,875,937
2,575,000	Aaa(b)	Kansas State DFA Revenue, Public Water Supply Revolving Loan, Series 2, AMBAC-Insured, 5.625% due 4/1/23	2,775,155
2,000,000	Aaa(b)	Wyandotte County, KS, School District Number 204, Bonner Springs, GO, Refunding & Improvement, Series A, FSA-Insured, 5.600% due 9/1/20	2,144,880

		Total Kansas	7,795,972

Kentucky — 0.2%
		Kentucky Infrastructure Authority, Series A:
1,200,000	A+	5.000% due 6/1/19	1,262,568
1,250,000	A+	5.000% due 6/1/20	1,316,388
1,835,000	AAA	Kentucky State Property & Buildings Commission Revenue, Project Number 66, Series A, MBIA-Insured, Call 5/1/10 @ 100, 5.700% due 5/1/17 (c)	1,987,745

		Total Kentucky	4,566,701

Louisiana — 0.1%
1,500,000	BBB-	St. Charles Parish, LA, PCR, Refunding, Union Carbide Corp. Project, 5.100% due 1/1/12	1,479,855

Maine — 0.1%
3,385,000	AAA	University of Maine System Revenue, Series A, AMBAC-Insured, Call 9/1/10 @ 100, 5.500% due 3/1/30 (c)	3,587,694

Maryland — 1.2%
5,000,000	AA-	Maryland State Health & Higher EFA Revenue, The Johns Hopkins Hospital Issue, 5.000% due 11/15/24	5,227,050
		Maryland State Transportation Authority:
4,470,000	AAA	Lease Revenue, Metrorail Parking Projects, AMBAC-Insured, 5.000% due 7/1/24	4,741,418
2,710,000	AAA	Parking Revenue, Baltimore/Washington International Airport Project, Series A, AMBAC-Insured, 5.000% due 3/1/22	2,862,654
		Montgomery County, MD, Housing Opportunities Commission Revenue, Series A:
2,725,000	A2(b)	5.550% due 11/1/22	2,832,692
12,980,000	A2(b)	5.650% due 11/1/33	13,519,449

		Total Maryland	29,183,263

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         15

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Massachusetts — 3.7%
$2,200,000	AAA	Holyoke, MA, GO, Municipal Purpose Loan of 1996 Bonds, Series A, FSA-Insured, Call 6/15/06 @101, 5.500% due 6/15/16 (c)	$2,235,464
		Massachusetts Bay Transportation Authority, Sales Tax Revenue, Senior Series A, Call 7/1/10 @ 100:
3,235,000	AAA	5.500% due 7/1/30 (c)	3,489,886
765,000	AAA	Refunded Balance, 5.500% due 7/1/30 (c)	825,274
		Massachusetts State, GO, Consolidated Loan, Series C, Call 11/1/12 @ 100:
12,240,000	AA	5.250% due 11/1/30 (c)	13,305,247
6,760,000	AA	Refunded Balance, 5.250% due 11/1/30 (c)	7,348,323
		Massachusetts State:
		DFA Revenue:
1,000,000	Aaa(b)	Merrimack College Issue, MBIA-Insured, 5.000% due 7/1/22	1,054,220
2,200,000	A2(b)	Visual & Performing Arts Project, 6.000% due 8/1/21	2,651,462
		HEFA Revenue:
15,000,000	AAA	Harvard University, Series FF, 5.000% due 7/15/22 (d)	15,904,200
5,000,000	AAA	New England Medical Center Hospital, Series H, FGIC-Insured, 5.000% due 5/15/22	5,216,050
3,000,000	AA-	Partners Healthcare System, Series B, 5.250% due 7/1/13	3,149,550
		University of Massachusetts:
5,030,000	AAA	Lowell Campus, Series B, FGIC-Insured, 5.250% due 10/1/31	5,367,312
9,000,000	AAA	Project, Series C, MBIA-Insured, 5.250% due 10/1/31	9,650,070
		Worcester Campus, Series B, FGIC-Insured:
1,870,000	AAA	5.125% due 10/1/20	1,993,439
1,350,000	AAA	5.125% due 10/1/21	1,436,319
1,565,000	AAA	5.125% due 10/1/22	1,662,640
1,170,000	AAA	5.125% due 10/1/23	1,240,586
5,000,000	AAA	5.250% due 10/1/31	5,335,300
5,000,000	AAA	Special Obligation Revenue, Consolidated Loan, Series A, FGIC-Insured, Call 6/1/12 @ 100, 5.000% due 6/1/21 (c)	5,327,600
2,000,000	AAA	University of Massachusetts Building Authority, Project Revenue, Refunding, Senior Lien, Series 04-1, AMBAC-Insured, 5.250% due 11/1/26	2,169,180

		Total Massachusetts	89,362,122

Michigan — 7.1%
4,000,000	AA	Byron Center, MI, Public Schools, GO, Q-SBLF-Insured, 5.000% due 5/1/22	4,190,320
2,795,000	AAA	Clarkston, MI, Community Schools, GO, MBIA/Q-SBLF-Insured, Call 5/1/07 @ 100, 5.250% due 5/1/23 (c)	2,854,198
		Detroit, MI:
2,000,000	AAA	Downtown Development Authority, Tax Increment Revenue, Development Area Number 1 Project, Series C, Call 7/1/06 @ 102, 6.250% due 7/1/25 (c)	2,058,480
3,000,000	AAA	Water Supply Systems, Senior Lien, Series A, FGIC-Insured, Call 1/1/10 @ 101, 5.750% due 7/1/26 (c)	3,262,590

See Notes to Financial Statements.

16         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Michigan — 7.1% (continued)
$3,825,000	AA	Dundee, MI, Community School District, GO, School Building & Site, Q-SBLF-Insured, Call 5/1/10 @ 100, 5.500% due 5/1/30 (c)	$4,121,705
		East Lansing, MI, Community School District, GO, School Building & Site, Q-SBLF-Insured, Call 5/1/10 @ 100:
1,000,000	AA	5.400% due 5/1/18 (c)	1,073,730
2,800,000	AA	5.450% due 5/1/19 (c)	3,011,820
1,900,000	AA	5.500% due 5/1/21 (c)	2,047,383
4,000,000	AA	5.625% due 5/1/30 (c)	4,329,520
4,075,000	AAA	Galesburg-Augusta, MI, Community Schools, GO, FGIC/Q-SBLF-Insured, Call 5/1/10 @ 100, 5.375% due 5/1/27 (c)	4,371,538
		Grand Rapids, MI, Water Supply, Refunding, FGIC-Insured:
1,000,000	AAA	5.250% due 1/1/17	1,067,450
3,500,000	AAA	5.250% due 1/1/18	3,734,465
1,000,000	AAA	Grand Valley, MI, State University Revenue, Refunding General, MBIA-Insured, Call 10/1/07 @ 101, 5.250% due 10/1/17 (c)	1,038,110
1,990,000	AA	Haslett, MI, Public School District, Building & Site, Q-SBLF-Insured, Call 11/1/11 @ 100, 5.000% due 5/1/22 (c)	2,133,559
		Michigan State:
5,530,000	AAA	COP, AMBAC-Insured, Call 6/1/10 @ 100, 5.500% due 6/1/27 (c)	5,946,575
		Hospital Finance Authority Revenue:
		Refunding, OSF Healthcare Systems, Call 11/15/09 @ 101:
5,355,000	A	6.125% due 11/15/19 (c)	5,883,699
2,500,000	A	6.250% due 11/15/24 (c)(g)	2,757,575
30,000,000	AA-	Trinity Health, Series C, 5.375% due 12/1/30 (d)	31,653,000
55,000,000	B	Midland County, MI, Economic Development Corp., Refunding, Subordinated, Limited Obligation, Series A, 6.875% due 7/23/09 (a)(d)	54,611,150
		Midland, MI, GO, AMBAC-Insured:
1,000,000	AAA	5.150% due 5/1/18	1,042,850
1,030,000	AAA	5.200% due 5/1/19	1,082,942
1,340,000	AAA	5.250% due 5/1/21	1,410,899
1,500,000	AA	Montague, MI Public Schools District, GO, Refunding, Building & Site, Q-SBLF-Insured, Call 11/1/11 @ 100, 5.000% due 5/1/22 (c)	1,608,210
3,555,000	AA	Newaygo, MI, GO, Public Schools, Q-SBLF-Insured, Call 5/1/10 @ 100, 5.625% due 5/1/26 (c)	3,847,861
		Saline, MI, Area Schools, GO, Series A, Q-SBLF-Insured, Call 5/1/10 @ 100:
3,145,000	AA	5.750% due 5/1/18 (c)	3,419,181
5,150,000	AA	5.375% due 5/1/19 (c)	5,524,765
4,305,000	AA	5.375% due 5/1/21 (c)	4,618,275
5,150,000	AA	5.375% due 5/1/22 (c)	5,524,766
		Stockbridge, MI, GO, Community Schools, Series A, Q-SBLF-Insured, Call 5/1/10 @ 100:
800,000	AA	5.400% due 5/1/16 (c)	858,984
825,000	AA	5.450% due 5/1/17 (c)	887,411
600,000	AA	5.500% due 5/1/21 (c)	646,542

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         17

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Michigan — 7.1% (continued)
$1,325,000	AA	5.625% due 5/1/26 (c)	$1,434,154
2,250,000	AAA	West Bloomfield, MI, School District, School Building & Site, MBIA-Insured, Call 5/1/11 @ 100, 5.125% due 5/1/21 (c)	2,416,770

		Total Michigan	174,470,477

Minnesota — 3.5%
2,500,000	AAA	Dakota County, MN, CDA, MFH Revenue, Southfork Apartments, FNMA-Collateralized, 5.625% due 2/1/26	2,609,150
		Eden Prairie, MN, MFH Revenue, Rolling Hills Project, Series A, GNMA-Collateralized:
1,000,000	A1(b)	6.150% due 8/20/31	1,085,450
1,000,000	A1(b)	6.200% due 2/20/43	1,075,160
		Elk River, MN, ISD Number 728, GO, Series A, MBIA-Insured:
9,500,000	Aaa(b)	5.375% due 2/1/20	10,230,360
4,250,000	Aaa(b)	5.500% due 2/1/21	4,566,838
		Hennepin County, MN, Lease Revenue, COP:
2,955,000	AA+	5.000% due 11/15/14	3,059,607
3,105,000	AA+	5.000% due 11/15/15	3,214,917
		Minneapolis & St. Paul, MN, Metropolitan Airports Commission, Airport Revenue:
		Series A, FGIC-Insured:
15,720,000	AAA	5.125% due 1/1/25 (d)	16,388,100
2,500,000	AAA	5.250% due 1/1/25	2,645,950
		Sub-Series C, FGIC-Insured:
8,000,000	AAA	5.250% due 1/1/26	8,477,840
7,750,000	AAA	5.250% due 1/1/32	8,153,697
2,750,000	A-	Minneapolis, MN, Health Care System Revenue, Allina Health Systems, Series A, 6.000% due 11/15/18	3,058,330
500,000	A2(b)	Minnesota State Higher EFA Revenue, St. Johns University, Series 4-L, Call 10/1/07 @ 100, 5.350% due 10/1/17 (c)	514,685
		Minnesota State, GO:
7,400,000	AAA	5.250% due 8/1/18	7,859,244
6,375,000	AAA	5.250% due 8/1/19	6,770,633
		Rochester, MN, Electric Utilities Revenue:
1,210,000	Aa3(b)	5.100% due 12/1/17	1,280,325
1,270,000	Aa3(b)	5.125% due 12/1/18	1,341,780
1,335,000	Aa3(b)	5.200% due 12/1/19	1,412,390
1,405,000	Aa3(b)	5.250% due 12/1/20	1,486,968

		Total Minnesota	85,231,424

Mississippi — 0.5%
10,000,000	AAA	Mississippi Development Bank, Special Obligation, Capital Projects & Equipment Program, Series A, AMBAC-Insured, 5.625% due 7/1/31	11,893,100

See Notes to Financial Statements.

18         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Missouri — 1.6%
$1,750,000	AAA	Mehlville, MO, School District North Route 9, COP, Missouri Capital Improvement Project, FSA-Insured, 5.000% due 9/1/19	$1,851,272
		Missouri State HEFA Revenue, Lake Regional Health System Project:
1,200,000	BBB+	5.125% due 2/15/18	1,242,336
2,000,000	BBB+	5.600% due 2/15/25	2,101,960
		North Kansas City, MO, Hospital Revenue, North Kansas City Hospital, Series A, FSA-Insured:
1,000,000	AAA	5.000% due 11/15/23	1,053,450
900,000	AAA	5.000% due 11/15/24	949,320
1,000,000	Aaa(b)	Poplar Bluff, MO, Public Building Corp. Leasehold Revenue, MBIA-Insured, 5.250% due 9/1/22	1,085,750
1,500,000	Aaa(b)	Springfield, MO, Public Building Corp. Leasehold Revenue, Capital Improvement Program, AMBAC-Insured, 5.000% due 3/1/24	1,595,430
1,615,000	AAA	St. Charles County, MO, IDA, Industrial Revenue, Refunding, Development, Westchester Village Apartments, Series A, FNMA Collateralized, 6.050% due 2/1/17	1,645,782
		St. Louis, MO, Airport Revenue, Airport Development Program, Series A, MBIA-Insured:
6,420,000	AAA	5.125% due 7/1/22	6,753,712
19,000,000	AAA	Call 7/1/11 @ 100, 5.250% due 7/1/31 (c)(d)	20,525,700

		Total Missouri	38,804,712

Montana — 1.4%
33,145,000	NR	Montana State Board of Investment, Resource Recovery Revenue, Yellowstone Energy LP Project, 7.000% due 12/31/19 (a)(d)	33,139,034

Nevada — 0.1%
2,000,000	AAA	Clark County, NV, IDA Refunding Revenue, Nevada Power Co. Project, Series C, AMBAC-Insured, 7.200% due 10/1/22	2,089,700

New Hampshire — 0.0%
370,000	NR	New Hampshire Higher Educational & Health Facilities Authority Revenue, Refunding, First Mortgage, Odd Fellows Home, 9.000% due 6/1/14	404,821

New Jersey — 6.6%
870,000	AAA	Essex County, NJ, Improvement Authority Revenue, Refunding, Hampton Valley Apartments, Series A, MBIA, FHA-Insured, 5.650% due 1/1/15	871,601
2,390,000	AAA	Freehold Township, NJ, Board of Education, Refunding, MBIA-Insured, 5.000% due 7/15/22	2,523,051
9,000,000	BBB-	Middlesex County, NJ, PCA, Revenue, Refunding, Pollution Control Financing, Amerada Hess Corp. Project, 5.750% due 9/15/32	9,599,130
7,500,000	AAA	New Jersey EDA, School Facilities Construction, Series K, FGIC-Insured, 5.000% due 12/15/18	8,133,450
8,990,000	AA-	New Jersey EDA Revenue, School Facilities Construction, Series F, Call 6/15/13 @ 100, 5.000% due 6/15/28 (c)	9,699,940

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         19

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

New Jersey — 6.6% (continued)
		New Jersey Health Care Facilities Financing Authority Revenue:
$2,500,000	BB	Rahway Hospital Obligated Group, 5.000% due 7/1/08	$2,465,350
		Robert Wood Johnson University Hospital:
2,280,000	A-	5.500% due 7/1/14	2,427,584
1,000,000	A-	5.600% due 7/1/15	1,070,740
2,045,000	A-	5.700% due 7/1/20	2,195,226
1,500,000	BBB+	St. Peters University Hospital, Series A, 6.875% due 7/1/30	1,647,825
		New Jersey State EDA:
3,890,000	CCC+	Continental Airlines Inc. Project, 5.500% due 4/1/28 (a)	2,844,835
2,000,000	NR	First Mortgage, Presbyterian, Series A, 6.375% due 11/1/31	2,072,640
30,450,000	BBB	PCR, Refunding, PSEG Power LLC Project, 5.000% due 3/1/12 (d)	31,549,550
880,000	NR	Revenue, Refunding, Holt Hauling & Warehousing, Series G, 8.400% due 12/15/15 (i)(h)	800,800
11,030,000	B	Special Facility Revenue, Continental Airlines Inc. Project, 7.000% due 11/15/30 (a)(j)	11,079,635
		New Jersey State Transportation Trust Fund Authority,
		Transportation Systems, Series B, MBIA-Insured,
		Call 12/15/11 @ 100:
2,000,000	AAA	6.000% due 12/15/19 (c)	2,250,700
18,310,000	AAA	5.000% due 12/15/21 (c)(d)	19,656,334
500,000	AAA	New Jersey State, EFA Revenue, Ramapo College, Series D, AMBAC-Insured, 5.000% due 7/1/25	523,020
2,200,000	A	South Jersey Port Corp. New Jersey Revenue, Refunding, 5.000% due 1/1/23	2,291,476
45,265,000	BBB	Tobacco Settlement Financing Corp., Asset-Backed Bonds, 5.750% due 6/1/32 (d)	47,259,829

		Total New Jersey	160,962,716

New York — 4.5%
		Metropolitan Transportation Authority of New York:
		Dedicated Tax Fund, Series A, FGIC-Insured:
5,130,000	AAA	Call 11/15/11 @ 100, 5.250% due 11/15/23 (c)	5,581,697
10,465,000	AAA	Call 4/1/10 @ 100, 5.875% due 4/1/25 (c)	11,430,606
7,500,000	AAA	Service Contract, Refunding, Series A, FGIC-Insured, 5.000% due 7/1/22	7,898,100
2,105,000	AAA	Monroe County, NY, AMBAC-Insured, 5.000% due 6/1/10	2,226,732
11,750,000	AAA	Nassau Health Care Corp., New York Health Systems Revenue, FSA-Insured, Call 8/1/09 @ 102, 5.500% due 8/1/19 (c)	12,723,722
		New York City, NY:
6,000,000	AAA	COP, Transit Authority, Metropolitan Transportation Authority, Triborough Bridge & Tunnel Authority, AMBAC-Insured, Call 1/1/10 @ 101, 5.875% due 1/1/30 (c)	6,574,380
5,000,000	AA	HDC, MFH Revenue, Series A, 5.100% due 11/1/24	5,206,200
		Municipal Water Finance Authority, Water & Sewer System Revenue, Series B:
5,000,000	AA+	Call 6/15/10 @ 101, 6.000% due 6/15/33 (c)	5,542,300

See Notes to Financial Statements.

20         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

New York — 4.5% (continued)
$3,000,000	AA+	Unrefunded Balance, 6.000% due 6/15/33	$3,312,780
		New York State Dormitory Authority Revenue:
7,000,000	AAA	Court Facilities, City of New York Issue, AMBAC-Insured, Call 5/15/10 @ 101, 5.750% due 5/15/30 (c)	7,690,480
2,660,000	AA-	Department of Education, 5.000% due 7/1/24	2,802,363
3,895,000	AAA	Maimonides Medical Center, MBIA-Insured, 5.000% due 8/1/24	4,113,743
10,000,000	AAA	State University Educational Facility, Series B, FSA-Insured, Call 5/15/10 @ 101, 5.500% due 5/15/30 (c)	10,889,400
2,000,000	AAA	New York State Thruway Authority, Highway & Bridge Toll Revenue Fund, FGIC-Insured, Series B-1, Call 4/1/10 @ 101, 5.500% due 4/1/18 (c)	2,173,640
		New York State Thruway Authority, Highway & Bridge, Transportation Fund, Series B-1, FGIC-Insured, Call 4/1/10 @ 101:
2,305,000	AAA	5.400% due 4/1/17 (c)	2,496,430
6,595,000	AAA	5.500% due 4/1/19 (c)	7,167,578
5,950,000	AAA	5.600% due 4/1/20 (c)	6,489,070
1,000,000	AAA	St. Lawrence County, NY, IDA, Civic Facility Revenue, St. Lawrence University Project, Series A, MBIA-Insured, 5.375% due 7/1/18	1,059,500
3,000,000	AAA	Triborough Bridge & Tunnel Authority, GO, Series B, Call 1/1/22 @ 100, 5.500% due 1/1/30 (c)	3,479,970

		Total New York	108,858,691

North Carolina — 1.1%
		Charlotte, NC:
		Governmental Facilities Projects, COP, Series G:
3,500,000	AA+	5.250% due 6/1/23	3,770,305
3,000,000	AA+	5.000% due 6/1/24	3,159,870
1,500,000	AAA	Water & Sewer Systems Revenue, Call 6/1/09 @ 101, 5.250% due 6/1/24 (c)	1,595,070
1,145,000	AAA	Dare County, NC, COP, AMBAC-Insured, 5.375% due 6/1/15	1,267,240
		Greensboro, NC, Combined Enterprise Systems Revenue, Series A:
515,000	AA+	5.125% due 6/1/20	549,845
250,000	AA+	5.125% due 6/1/21	266,425
14,500,000	AAA	North Carolina State, Public Improvement, Series A, Call 3/1/11 @ 102, 5.000% due 3/1/18 (c)	15,704,660

		Total North Carolina	26,313,415

North Dakota — 0.0%
1,000,000	AAA	Burliegh County, ND, Health Care Revenue, MedCenter One Inc., MBIA-Insured, 5.250% due 5/1/13	1,031,230

Ohio — 10.2%
		Akron, Bath, and Copley, OH, Joint Township Hospital District, Hospital Revenue, Akron General Medical Center Project, AMBAC-Insured:
12,230,000	AAA	5.375% due 1/1/17	12,630,043
1,500,000	AAA	5.375% due 1/1/22	1,548,450

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         21

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Ohio — 10.2% (continued)
$2,550,000	AAA	Avon Lake, OH, City School District, FGIC-Insured, Call 12/1/09 @ 102, 5.500% due 12/1/26 (c)	$2,775,930
2,840,000	Aaa(b)	Brecksville-Broadview Heights, OH, City School District, FGIC-Insured, 6.500% due 12/1/16	2,958,513
		Canton, OH, City School District:
6,000,000	AAA	GO, Variable Purpose, Series A, MBIA-Insured, Call 12/1/10 @ 100, 5.500% due 12/1/20 (c)(g)	6,514,560
5,500,000	AAA	Variable Purpose, Series A, MBIA-Insured, Call 12/1/10 @ 100, 5.625% due 12/1/23 (c)	6,001,490
		Clermont County, OH, Hospital Facilities Revenue, Refunding, Mercy Health Systems, Series B, AMBAC-Insured:
3,415,000	AAA	5.625% due 9/1/16	3,575,915
1,000,000	AAA	5.625% due 9/1/21	1,046,370
		Cleveland, OH, Waterworks Revenue, First Mortgage, Series H, MBIA-Insured, Unrefunded Balance:
20,000	AAA	5.625% due 1/1/13	20,551
15,000	AAA	5.700% due 1/1/14	15,383
		Cuyahoga County, OH:
500,000	NR	Health Care Facilities Revenue, Refunding, Judson Retirement Community, Series A, Call 11/15/06 @ 102, 7.000% due 11/15/10 (c)	522,080
		Hospital Revenue:
1,000,000	AAA	Refunding & Improvement, MetroHealth Systems Project, MBIA-Insured, 5.625% due 2/15/17	1,037,390
5,935,000	AAA	Refunding MetroHealth System, Series A, MBIA-Insured, 5.250% due 2/15/19	6,109,786
		University Hospitals Health System Inc., AMBAC-Insured:
2,500,000	AAA	5.400% due 1/15/19	2,661,900
9,000,000	AAA	5.500% due 1/15/30	9,479,250
660,000	Aa2(b)	Delaware County, OH, Health Care Facilities Revenue, Centrum at Willow Brook, FHA-Insured, 6.550% due 2/1/35	674,322
3,290,000	Aaa(b)	Erie County, OH, Garbage Refuse Landfill Improvement, FSA-Insured, 5.250% due 12/1/24	3,564,189
915,000	AAA	Greater Cincinnati, OH, Elderly HDC Mortgage Revenue, Cambridge Apartments, Series A, FHA-Insured, 6.600% due 8/1/25	920,206
5,400,000	Aaa(b)	Greene County, OH, Sewer Systems Revenue, Government Enterprise, AMBAC-Insured, Call 12/1/10 @ 101, 5.625% due 12/1/25 (c)	5,938,110
		Hamilton County, OH:
2,515,000	AAA	Hospital Facilities Revenue, Cincinnati Children’s Hospital, Series J, FGIC-Insured, 5.000% due 5/15/24	2,662,153
		Sales Tax Revenue:
3,135,000	Aaa(b)	Series B, AMBAC-Insured, 5.250% due 12/1/18	3,343,070
		Sub-Series B, AMBAC-Insured:
3,610,000	Aaa(b)	5.250% due 12/1/19	3,849,596
12,650,000	Aaa(b)	5.250% due 12/1/32	13,320,829

See Notes to Financial Statements.

22         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Ohio — 10.2% (continued)
$2,000,000	AAA	Lakewood, OH, GO, AMBAC-Insured, 5.250% due 12/1/21	$2,137,640
1,000,000	AA-	Lorain County, OH, Hospital Revenue, Catholic Healthcare, 5.500% due 10/1/17	1,074,600
		Lucas County, OH, Hospital Revenue, Promedica Healthcare Obligation Group, AMBAC-Insured:
10,000,000	AAA	5.375% due 11/15/23	10,575,500
19,550,000	AAA	5.375% due 11/15/29 (d)	20,585,368
1,000,000	Aaa(b)	Madison, OH, Local School District, Butler County, MBIA-Insured, State Aid Withholding, 5.750% due 12/1/26	1,083,010
		Mason, OH, COP, Municipal Facilities Project, MBIA-Insured:
1,025,000	Aaa(b)	5.000% due 12/1/17	1,080,309
1,075,000	Aaa(b)	5.000% due 12/1/18	1,133,007
1,080,000	Aaa(b)	5.000% due 12/1/19	1,137,704
515,000	BBB+	Miami County, OH, Hospital Facility, Refunding & Improvement, Upper Valley Medical Center, Series A, 6.000% due 5/15/06	516,427
4,325,000	Aaa(b)	Milford, OH, Exempt Village School District, School Improvement, FSA-Insured, 5.125% due 12/1/30	4,531,519
		New Albany Plain Local School District:
775,000	Aaa(b)	FGIC-Insured, Call 6/1/12 @ 100, 5.000% due 12/1/25 (c)	832,459
4,225,000	Aaa(b)	Unrefunded Balance, FGIC-Insured, 5.000% due 12/1/25	4,425,223
		New Albany, OH, Community Authority, Community Facilities Revenue, Series B, AMBAC-Insured:
2,700,000	AAA	5.125% due 10/1/21	2,871,342
5,500,000	AAA	5.200% due 10/1/24	5,877,300
1,630,000	AA	New Lexington, OH, City School District, School Improvement, 5.375% due 12/1/21	1,774,548
17,750,000	BBB-	Ohio State Air Quality Development Authority Revenue, Cleveland Pollution Control, Series A, 6.000% due 12/1/13 (d)	18,515,912
13,000,000	AA+	Ohio State GO, Common Schools, Series D, 2.450% due 9/14/07 (j)	12,773,540
6,900,000	AAA	Ohio State Water Development Authority, PCR, Refunding, Dayton Power & Light Co., Series A, FGIC-Insured, 4.800% due 1/1/34	7,003,293
		Ohio State:
2,725,000	AAA	Building Authority, State Facilities, Administration Building Fund Projects, Series A, Call 10/1/08 @ 101, 5.000% due 10/1/15 (c)	2,855,255
		Higher Educational Facility Commission Revenue:
2,875,000	A2(b)	John Carroll University Project, Call 4/1/09 @ 102, 5.850% due 4/1/20 (c)	3,127,396
6,000,000	AA	Oberlin College Project, 5.125% due 10/1/24	6,409,020
		University of Dayton Project, AMBAC-Insured:
3,380,000	AAA	5.500% due 12/1/25	3,652,327
11,710,000	AAA	5.500% due 12/1/30	12,600,545
2,390,000	AAA	Water Development Authority Revenue, Fresh Water Improvement, 5.000% due 12/1/25	2,540,761

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         23

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Ohio — 10.2% (continued)
$1,305,000	Aaa(b)	River Valley, OH, Local School District, School Facilities Construction & Improvement, FSA-Insured, 5.250% due 11/1/21	$1,393,649
7,410,000	A3(b)	Steubenville, OH, Hospital Facilities Revenue, Refunding & Improvement, Trinity Health System Obligated Group, 6.500% due 10/1/30	8,148,332
		University of Cincinnati, OH, General Receipts, Series A, FGIC-Insured:
2,000,000	AAA	5.000% due 6/1/20	2,111,700
2,500,000	AAA	5.000% due 6/1/21	2,635,375
6,310,000	AAA	5.250% due 6/1/24	6,730,688
3,250,000	AAA	Warrensville Heights, OH, City School District, School Improvement, FGIC-Insured, 5.750% due 12/1/24	3,563,105
		Waterloo, OH, Local School District, GO, Classroom Facilities Improvement, FGIC-Insured:
2,000,000	Aaa(b)	Call 12/1/11 @ 100, 5.125% due 12/1/24 (c)	2,159,040
3,000,000	Aaa(b)	State Aid Withholding, Call 12/1/11 @ 100, 5.125% due 12/1/21 (c)	3,238,560

		Total Ohio	250,264,540

Oklahoma — 0.4%
1,500,000	AAA	Pottawatomie County, OK, Development Authority Water Revenue, North Dear Creek Reservoir Project, AMBAC-Insured, 5.000% due 7/1/23	1,591,440
		Tulsa, OK, GO:
2,100,000	AA	5.000% due 3/1/18	2,187,045
2,100,000	AA	5.000% due 3/1/19	2,183,895
2,000,000	AA	5.000% due 3/1/20	2,076,900
1,000,000	A+	Woods County, OK, IDA, IDR, Refunding, Cargill Inc. Project, 6.250% due 10/1/14	1,012,140

		Total Oklahoma	9,051,420

Oregon — 1.8%
		Clackamas County, OR:
		Hospital Facilities Authority Revenue:
8,000,000	AA	Legacy Health System, 5.250% due 5/1/21	8,424,720
2,000,000	AA	Refunding, Legacy Health System, 5.750% due 5/1/15	2,183,800
6,665,000	Aaa(b)	School District Number 007J, Lake Oswego, MBIA-Insured, Call 6/1/11 @ 100, 5.000% due 6/1/22 (c)	7,113,554
		Oregon State:
2,000,000	AAA	Department of Administrative Services, Lottery Revenue, Series A, FSA-Insured, Call 4/1/12 @ 100, 5.500% due 4/1/18 (c)	2,203,420
3,000,000	AA+	Department of Transportation, Highway User Tax Revenue, Series A, 5.125% due 11/15/26	3,200,100
4,890,000	AA-	Veterans Welfare, Series 82, 5.375% due 12/1/31	4,972,837

See Notes to Financial Statements.

24         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Oregon — 1.8% (continued)
$2,885,000	AA	Portland, OR, Community College District, Series A, Call 6/1/11 @ 100, 5.000% due 6/1/18 (c)	$3,072,035
		Washington County, OR, GO, Call 6/1/11 @ 100:
4,330,000	Aa2(b)	5.000% due 6/1/21 (c)	4,610,714
6,490,000	Aa2(b)	5.125% due 6/1/23 (c)	6,949,167

		Total Oregon	42,730,347

Pennsylvania — 2.4%
		Kennett, PA, Consolidated School District, Series A, FGIC-Insured, State Aid Withholding, Call 2/15/12 @ 100:
1,040,000	Aaa(b)	5.000% due 2/15/18 (c)	1,116,190
1,270,000	Aaa(b)	5.100% due 2/15/19 (c)	1,369,784
1,350,000	Aaa(b)	5.125% due 2/15/20 (c)	1,457,852
1,535,000	Aaa(b)	5.125% due 2/15/21 (c)	1,657,631
1,680,000	Aaa(b)	5.200% due 2/15/23 (c)	1,820,918
5,500,000	BBB+	Lebanon County, PA, Health Facilities Authority Revenue, Hospital, Good Samaritan Hospital Project, 5.800% due 11/15/22	5,846,500
1,605,000	AAA	Northampton County, PA General Purpose Authority Revenue County Agreement, FSA-Insured, 5.000% due 10/1/19	1,701,733
		Pennsylvania Economic Development Financing Authority, Resource Recovery Revenue, Northampton Generating, Sub-Series C:
1,400,000	NR	6.875% due 1/1/11 (a)	1,404,116
12,000,000	NR	6.950% due 1/1/21 (a)	12,037,200
		Philadelphia, PA:
500,000	Baa3(b)	Hospitals & Higher Education Facilities Authority Revenue, Refunding, Pennsylvania Hospital, 6.250% due 7/1/06 (e)	504,645
		School District, GO, Series A, FSA-Insured, State Aid Withholding, Call 2/1/11 @ 100:
855,000	AAA	5.750% due 2/1/17 (c)	939,466
755,000	AAA	5.750% due 2/1/20 (c)	829,587
565,000	AAA	5.750% due 2/1/21 (c)	620,816
11,600,000	AAA	5.750% due 2/1/30 (c)	12,745,964
12,915,000	AAA	State Public School Building Authority Pennsylvania School Revenue, Lease, Philadelphia School District Project, FSA-Insured, 5.250% due 6/1/24	13,920,820

		Total Pennsylvania	57,973,222

Rhode Island — 0.1%
3,000,000	AAA	Rhode Island State Economic Development Corp., Airport Revenue, Series B, FGIC-Insured, Call 7/1/10 @ 101, 6.000% due 7/1/28 (c)	3,296,490

South Carolina — 8.9%
		Charleston County, SC, GO, Refunding & Capital Improvement:
1,520,000	AA+	Call 5/1/09 @ 101, 5.250% due 5/1/21 (c)	1,615,319
350,000	AA+	Unrefunded Balance, 5.250% due 5/1/21	370,111

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         25

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

South Carolina — 8.9% (continued)
$7,000,000	A	Dorchester County, SC, School District Number 2, Installment Purchase Revenue, Growth Remedy Opportunity Tax Hike, 5.250% due 12/1/29	$7,354,900
		Greenville County, SC, School District Installment Purchase:
		Refunding, Building Equity Sooner For Tomorrow:
104,825,000	AA-	5.500% due 12/1/28 (d)	113,349,369
7,195,000	AA-	Call 12/1/12 @ 101, 6.000% due 12/1/20 (c)	8,202,732
9,860,000	AA-	Revenue, Building Equity Sooner for Tomorrow, Call 12/1/12 @ 101, 5.875% due 12/1/19 (c)	11,168,225
3,500,000	AAA	Medical University South Carolina Hospital Authority, Hospital Facilities Revenue, Refunding, Series A, FHA/MBIA-Insured, 5.000% due 8/15/31	3,651,795
2,470,000	AAA	South Carolina Jobs EDA Revenue, Myrtle Beach Convention, Sub-Series B, MBIA-Insured, 5.250% due 4/1/26	2,616,348
10,000,000	AAA	South Carolina State Public Service Authority Revenue, Santee Cooper, Series A, 5.000% due 1/1/36	10,580,300
		South Carolina Transportation Infrastructure Bank Revenue, Series A, AMBAC-Insured, Call 10/1/11 @ 100:
27,250,000	Aaa(b)	5.100% due 10/1/27 (c)(d)	29,255,327
27,500,000	Aaa(b)	5.125% due 10/1/31 (c)(d)	29,558,375

		Total South Carolina	217,722,801

Tennessee — 3.7%
		Chattanooga, TN:
		Electric Revenue:
1,600,000	AA	5.200% due 9/1/16	1,703,312
1,600,000	AA	5.250% due 9/1/17	1,706,592
1,600,000	AA	5.250% due 9/1/18	1,703,872
6,300,000	AA	5.375% due 9/1/25	6,735,960
18,000,000	AAA	IDB Lease, Rent Revenue, AMBAC-Insured, 5.625% due 10/1/30 (d)	19,281,780
1,000,000	AAA	Franklin, TN, IDB, MFH Revenue, Refunding, Landings Apartment Project, Series A, FSA-Insured, 5.900% due 10/1/16	1,028,450
11,000,000	NR	Hardeman County, TN, Correctional Facilities Corp., Correctional Facilities Revenue, 7.750% due 8/1/17	11,403,700
		Memphis-Shelby County, TN, Sports Authority Inc., Revenue, Memphis Arena Projects, AMBAC-Insured:
6,915,000	AAA	Series A, 5.125% due 11/1/22	7,390,614
5,665,000	AAA	Series B, 5.125% due 11/1/21	6,068,348
14,000,000	AA	Tennessee Housing Development Agency, Mortgage Finance Program, Series A, 5.200% due 7/1/23	14,636,160
		Tennessee State:
		GO, Series A, Call 3/1/10 @ 100:
3,810,000	AA	5.250% due 3/1/17 (c)	4,059,479
4,000,000	AA	5.250% due 3/1/18 (c)	4,261,920

See Notes to Financial Statements.

26         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Tennessee — 3.7% (continued)
$7,300,000	AA-	School Board Authority, Higher Educational Facilities, Second Program, Series A, Call 5/1/10 @ 100, 5.625% due 5/1/30 (c)	$7,901,374
		Williamson County, TN, GO, Refunding:
1,500,000	Aa1(b)	5.000% due 3/1/18	1,586,070
1,895,000	Aa1(b)	Rural School, 5.000% due 3/1/18	2,003,735

		Total Tennessee	91,471,366

Texas — 1.8%
1,000,000	AAA	Brazos County, TX, Health Facility Development Corp., Franciscan Services Corp., Obligation Group, Series A, MBIA-Insured, 5.375% due 1/1/17	1,040,240
2,600,000	BBB-	Brownsville, TX, Naval District, Refunding, Union Carbide Corp. Project, 5.100% due 1/1/12	2,565,082
5,520,000	AAA	Burleson, TX, ISD, GO, Unrefunded Balance, PSF-Guaranteed, 6.750% due 8/1/24	5,592,478
6,470,000	CCC	Dallas-Fort Worth, TX, International Airport Facilities Improvement Corp. Revenue, American Airlines Inc., Guarantee Agreement, 6.375% due 5/1/35 (a)	5,257,651
1,200,000	BBB-	Gulf Coast Waste Disposal Authority, PCR, Refunding, Union Carbide Corp. Project, 5.100% due 1/1/12	1,183,884
		Harris County, TX, Health Facilities Development Corp.:
2,410,000	AA	Hospital, Texas Children’s Hospital Project, Revenue, Series A, 5.375% due 10/1/16	2,532,042
2,000,000	AAA	School Health Care System, Revenue, Series B, 5.750% due 7/1/27 (e)	2,381,720
1,045,000	AAA	Houston, TX, Community College System Revenue, Student Fee, MBIA-Insured, Call 4/15/07 @ 100, 5.650% due 4/15/15 (c)	1,069,693
		Lubbock, TX, Health Facilities Development Corp. Revenue, St. Joseph Health Systems:
2,500,000	AA-	5.250% due 7/1/13	2,615,925
3,635,000	AA-	5.250% due 7/1/14	3,805,191
1,000,000	AAA	Midland County, TX, Hospital District Revenue, Refunding, AMBAC-Insured, 5.375% due 6/1/16	1,021,720
9,000,000	AAA	North Central Texas Health Facility Development Corp. Revenue, Hospital, Zale Lipshy University Project, FSA-Insured, 5.450% due 4/1/15	9,346,410
185,000	NR	Rusk County, TX, Health Facilities Corp., Hospital Revenue, Refunding, Henderson Memorial Hospital Project, 7.750% due 4/1/13	180,558
250,000	C(b)	Tarrant County, TX, Health Facilities Development Corp., Hospital Revenue, Unrefunded Balance, Improvement, Fort Worth, 7.000% due 5/15/28 (i)(k)	0
		Tyler, TX, Health Facilities Development Corp., East Texas Medical Center Project:
1,350,000	AAA	Series A, MBIA-Insured, 5.500% due 11/1/17	1,401,881
1,000,000	AAA	Series B, FSA-Insured, 5.500% due 11/1/17	1,038,430
3,000,000	AAA	Series C, FSA-Insured, 5.500% due 11/1/17	3,115,290

		Total Texas	44,148,195

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         27

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Vermont — 0.2%
		Vermont Educational & Health Buildings Agency Revenue, Norwich University Project:
$1,250,000	Baa1(b)	5.300% due 9/1/23	$1,308,975
2,650,000	Baa1(b)	5.500% due 9/1/28	2,792,861
1,750,000	Baa1(b)	5.500% due 9/1/33	1,839,828

		Total Vermont	5,941,664

Virginia — 2.8%
1,000,000	A	Arlington County, VA, IDA, MFH Revenue, Mortgage, Woodbury Park Apartments, Series A, Call 7/1/08 @ 102, 5.350% due 7/1/18 (c)	1,060,100
		Chesterfield County, VA, IDA, PCR, Virginia Electric & Power Co., Remarketed 11/8/02:
12,500,000	BBB	5.500% due 10/1/09	12,803,500
4,000,000	BBB	Series B, 5.875% due 6/1/17	4,372,680
		Fairfax County, VA:
200,000	AAA	Redevelopment & Housing Authority, MFH Revenue, Refunding, Paul Spring Retirement Center, Series A, FHA-Insured, 5.900% due 6/15/17	207,878
1,000,000	AAA	Water Authority & Water Revenue, 5.000% due 4/1/27	1,059,210
1,425,000	AAA	Harrisonburg, VA, Redevelopment & Housing Authority, MFH Revenue, Refunding, Battery Heights, Series A, GNMA-Collateralized/FHA-Insured, 6.100% due 4/20/16	1,456,379
15,000,000	BBB	Louisa, VA, IDA, PCR, Virginia Electric & Power Co., Remarketed 11/8/02, 5.250% due 12/1/08	15,339,150
500,000	AAA	Prince William County, VA, IDA, Refunding, Mortgage, Potomac Place, Series A, GNMA-Collateralized, 6.250% due 12/20/27	526,855
8,925,000	AAA	Stafford County, VA, IDA Revenue, Virginia Municipal League, MBIA-Insured, 5.000% due 8/1/35	9,425,246
21,500,000	BBB	York County, VA, IDA, PCR, Virginia Electrical & Power Co., Remarketed 11/8/02, 5.500% due 7/1/09 (d)	22,022,020

		Total Virginia	68,273,018

Washington — 0.0%
250,000	AAA	Washington State Public Power Supply System, Nuclear Project Number One Revenue, Refunding, Series B, FGIC/TCRs-Insured, 7.125% due 7/1/16	314,340

West Virginia — 0.5%
4,190,000	BBB-	Kanawha County, WV, PCR Revenue, Refunding Union Carbide Corp. Project, 5.100% due 1/1/12	4,133,728
7,540,000	BBB-	South Charleston, WV, PCR Revenue, Refunding Union Carbide Corp. Project, 5.100% due 1/1/12	7,437,984

		Total West Virginia	11,571,712

See Notes to Financial Statements.

28         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Wisconsin — 0.1%
$1,325,000	Aaa(b)	Winneconne, WI, Community School District, Refunding, FGIC-Insured, Call 4/1/06 @ 100, 6.750% due 4/1/16 (c)	$1,328,551
		Wisconsin State HEFA Revenue:
1,000,000	A	Kenosha Hospital & Medical Center Project, 5.700% due 5/15/20	1,045,510
1,000,000	AAA	Medical College of Wisconsin Inc. Project, MBIA-Insured, 5.400% due 12/1/16	1,032,450

		Total Wisconsin	3,406,511

		TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $2,206,149,439)	2,363,909,896

SHORT-TERM INVESTMENTS — 2.4%
California — 0.9%
1,300,000	A-1+	California Infrastructure & Economic Development Bank Revenue, Series B, AMBAC-Insured, SPA-JPMorgan Chase, 2.900%, 3/1/06 (l)	1,300,000
15,500,000	SP-1+	California State, RAN, 4.500% due 6/30/06	15,559,985
5,000,000	A-1+	California State Department of Water Resources and Power Supply Revenue, Sub-Series G-8, MBIA-Insured, SPA-JPMorgan Chase, 3.180%, 3/2/06 (l)	5,000,000

		Total California	21,859,985

Kansas — 0.3%
7,600,000	A-1+	Kansas State Department of Transportation, Highway Revenue, Refunding, Series C-2, SPA-Dexia Credit Local & Westdeutsche Landesbank, 3.150%, 3/2/06 (l)	7,600,000

Massachusetts — 0.0%
100,000	A-1+	Massachusetts State HEFA, Partners Healthcare, Series D-6, 3.020%, 3/1/06 (l)	100,000

Michigan — 0.4%
1,200,000	A-1+	Michigan State Hospital Finance Authority Revenue, Trinity Health Credit, Series E, SPA-Bank of Nova Scotia, 3.020%, 3/1/06 (l)	1,200,000
7,900,000	A-1+	Michigan State University Revenue, General Series A-2, SPA-Depfa Bank PLC, 3.220%, 3/1/06 (l)	7,900,000

		Total Michigan	9,100,000

New York — 0.3%
8,000,000	A-1+	New York City, NY, GO, Series J, Subordinated Series J-2, LOC-Westdeutsche Landesbank, 3.200%, 3/1/06 (l)	8,000,000

Pennsylvania — 0.1%
1,400,000	A-1+	Philadelphia, PA, Hospitals & Higher Education Facilities Authority, Childrens Hospital Project D, MBIA-Insured, SPA-Westdeutsche Landesbank, 2.990%, 3/1/06 (l)	1,400,000

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         29

Schedule of Investments (February 28, 2006) (continued)

Face Amount	Rating‡	Security	Value

Texas — 0.4%
		Bell County, TX, Health Facilities Development Corp. Revenue, Scott & White Memorial Hospital:
$1,000,000	A-1+	HFA, Series 2001-2, MBIA-Insured, SPA-Westdeutsche Landesbank, 3.010%, 3/1/06 (l)	$1,000,000
110,000	A-1+	Series B-1, MBIA-Insured, SPA-Morgan Guaranty Trust, 3.010%, 3/1/06 (l)	110,000
		Harris County, TX, Health Facilities Development Corp. Revenue:
4,585,000	A-1+	St. Luke’s Episcopal Hospital, Series B, SPA-Northern Trust Co., Bayerische Landesbank & Bank of America, 3.010%, 3/1/06 (l)	4,585,000
5,500,000	A-1+	The Methodist Systems, Series B, 3.010%, 3/1/06 (l)	5,500,000

		Total Texas	11,195,000

		TOTAL SHORT-TERM INVESTMENTS (Cost — $59,270,926)	59,254,985

		TOTAL INVESTMENTS — 99.2% (Cost — $2,265,420,365#)	2,423,164,881
		Other Assets in Excess of Liabilities — 0.8%	20,558,199

		TOTAL NET ASSETS — 100.0%	$2,443,723,080

‡	All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.
(a)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).
(b)	Rating by Moody’s Investors Service. All ratings are unaudited.
(c)	Pre-Refunded bonds are escrowed with government obligations and/or government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.
(d)	All or a portion of this security is segregated for open futures contracts.
(e)	Bonds are escrowed to maturity by government securities and/or U.S. government agency securities and are considered by the Manager to be triple-A rated even if issuer has not applied for new ratings.
(f)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Directors, unless otherwise noted.
(g)	All or a portion of this security is held at the broker as collateral for open futures contracts.
(h)	Illiquid security.
(i)	Security is currently in default.
(j)	Variable rate security. Interest rate disclosed is that which is in effect at February 28, 2006.
(k)	Security is valued in good faith at fair value by or under the direction of the Board of Directors (See Note 1).
(l)	Variable rate demand obligations have a demand feature under which the Fund can tender them back to the issuer on no more than 7 days notice. Date shown is the date of the next interest rate change.
#	Aggregate cost for federal income tax purposes is $2,263,906,045.

See pages 32 and 33 for definitions of ratings.

See Notes to Financial Statements.

30         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Schedule of Investments (February 28, 2006) (continued)

Abbreviations used in this schedule:
AMBAC	— Ambac Assurance Corporation
CDA	— Community Development Authority
COP	— Certificate of Participation
DFA	— Development Finance Agency
EDA	— Economic Development Authority
EFA	— Educational Facilities Authority
FGIC	— Financial Guaranty Insurance Company
FHA	— Federal Housing Administration
FNMA	— Federal National Mortgage Association
FSA	— Financial Security Assurance
GNMA	— Government National Mortgage Association
GO	— General Obligation
HDC	— Housing Development Corporation
HEFA	— Health & Educational Facilities Authority
HFA	— Housing Finance Authority
IDA	— Industrial Development Authority
IDB	— Industrial Development Board
IDR	— Industrial Development Revenue
ISD	— Independent School District
LOC	— Letter of Credit
MBIA	— Municipal Bond Investors Assurance Corporation
MFH	— Multi-Family Housing
PCA	— Pollution Control Authority
PCR	— Pollution Control Revenue
PSF	— Permanent School Fund
Q-SBLF	— Qualified School Board Loan Fund
RAN	— Revenue Anticipation Notes
RDA	— Redevelopment Agency
SPA	— Standby Bond Purchase Agreement
TCRs	— Transferable Custodial Receipts
USD	— Unified School District

Summary of Investments by Industry * (unaudited)

2/28/2006
Pre-Refunded	27.3%
Education	14.0
Hospitals	9.0
General Obligation	8.0
Miscellaneous	6.9
Transportation	6.8
Utilities	6.2
Cogeneration Facilities	5.0
Pollution Control	4.5
Water and Sewer	3.1
Tobacco	3.1
Escrowed to Maturity	1.6
Housing: Multi-Family	1.4
Tax Allocation	0.8
Housing: Single Family	0.8
Solid Waste	0.6
Government Facilities	0.3
Public Facilities	0.3
Industrial Development	0.2
Life Care Systems	0.1

100.0%

*	As a percentage of total investments.

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         31

Bond Ratings (unaudited)

The definitions of the applicable ratings symbols are set forth below:

Standard & Poor’s Ratings Service (“Standard & Poor’s”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or a minus (-) sign to show relative standings within the major rating categories.

AAA	— Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.
AA	— Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issue only in a small degree.
A

— Bonds rated “A” have a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories.

BBB

— Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB, B, CCC, CC and C

— Bonds rated “BB”, “B”, “CCC”, “CC” and “C” are regarded, on balance, as predominantly speculative and with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents a lower degree of speculation and “B”, and “C” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D	— Bond rated “D” are in default, and payment of interest and/or repayment of principal is in arrears.

Moody’s Investors Service (“Moody’s”) — Numerical modifiers 1, 2 and 3 may be applied to each generic rating from “Aa” to “Caa,” where 1 is the highest and 3 the lowest rating within its generic category.

Aaa

— Bonds rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa

— Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

A

— Bonds rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa

— Bonds rated “Baa” are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba

— Bonds rated “Ba” are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B

— Bonds rated “B” generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over many long period of time may be small.

Caa	— Bonds rated “Caa” are of poor standing. These issues may be in default, or there may be present elements of danger with respect to principal or interest.
Ca	— Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C	— Bonds rated “C” are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
NR	— Indicates that the bond is not rated by Standard & Poor’s or Moody’s.

32         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Short-Term Security Ratings (unaudited)

SP-1

— Standard & Poor’s highest rating indicating very strong or strong capacity to pay principal and interest; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.

A-1

— Standard & Poor’s highest commercial paper and variable-rate demand obligation (VRDO) rating indicating that the degree of safety regarding timely payment is either overwhelming or very strong; those issues determined to possess overwhelming safety characteristics are denoted with a plus (+) sign.

VMIG 1	— Moody’s highest rating for issues having a demand feature — VRDO.
MIG 1	— Moody’s highest rating for short-term municipal obligations.
P-1	— Moody’s highest rating for commercial paper and for VRDO prior to the advent of the VMIG 1 rating.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         33

Statement of Assets and Liabilities (February 28, 2006)

ASSETS:
Investments, at value (Cost — $2,265,420,365)	$2,423,164,881
Interest receivable	31,747,242
Receivable for Fund shares sold	1,743,192
Receivable for securities sold	300,285
Prepaid expenses	81,043

Total Assets	2,457,036,643

LIABILITIES:
Payable to broker — variation margin on open futures contracts	4,165,156
Distributions payable	3,562,413
Payable for securities purchased	2,255,084
Payable for Fund shares repurchased	1,798,096
Investment management fee payable	869,470
Distribution fees payable	181,849
Transfer agent fees payable	172,300
Due to custodian	54,725
Deferred compensation payable	22,933
Directors’ fees payable	532
Accrued expenses	231,005

Total Liabilities	13,313,563

Total Net Assets	$2,443,723,080

NET ASSETS:
Par value (Note 6)	$1,587,856
Paid-in capital in excess of par value	2,514,036,355
Undistributed net investment income	1,489,505
Accumulated net realized loss on investments and futures contracts	(228,285,308)
Net unrealized appreciation on investments and futures contracts	154,894,672

Total Net Assets	$2,443,723,080

Shares Outstanding:
Class 1	3,046,266

Class A	123,719,636

Class B	15,187,273

Class C	10,642,922

Class Y	6,189,482

Net Asset Value:
Class 1 (and redemption price)	$15.34

Class A (and redemption price)	$15.39

Class B *	$15.41

Class C *	$15.40

Class Y (and redemption price)	$15.41

Maximum Public Offering Price Per Share:
Class 1 (based on maximum sales charge of 4.75%)	$16.10

Class A (based on maximum sales charge of 4.00%)	$16.03

*	Redemption price is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

34         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Statement of Operations (For the year ended February 28, 2006)

INVESTMENT INCOME:
Interest	$126,900,394

EXPENSES:
Investment management fee (Note 2)	8,863,856
Distribution fees (Notes 2 and 4)	5,982,914
Administration fees (Note 2)	3,312,237
Transfer agent fees (Notes 2 and 4)	902,118
Legal fees	390,025
Custody fees	156,679
Shareholder reports (Note 4)	123,936
Directors’ fees	102,084
Registration fees	85,775
Audit and tax	62,208
Insurance	51,430
Miscellaneous expenses	11,520

Total Expenses	20,044,782
Less: Investment management fee waivers (Note 2)	(53,031)

Net Expenses	19,991,751

Net Investment Income	106,908,643

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND FUTURES CONTRACTS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	1,316,899
Futures contracts	(33,687,843)

Net Realized Loss	(32,370,944)

Change in Net Unrealized Appreciation/Depreciation From:
Investments	(15,579,473)
Futures contracts	17,736,795

Change in Net Unrealized Appreciation/Depreciation	2,157,322

Net Loss on Investments and Futures Contracts	(30,213,622)

Increase in Net Assets From Operations	$76,695,021

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         35

Statements of Changes in Net Assets (For the years ended February 28,)

	2006	2005
OPERATIONS:
Net investment income	$106,908,643	$116,417,924
Net realized loss	(32,370,944)	(96,755,183)
Change in net unrealized appreciation/depreciation	2,157,322	39,933,271
Increase from payment by affiliate	—	1,160,000

Increase in Net Assets From Operations	76,695,021	60,756,012

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(105,050,955)	(115,354,081)

Decrease in Net Assets From Distributions to Shareholders	(105,050,955)	(115,354,081)

FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	361,966,199	320,496,851
Reinvestment of distributions	60,522,489	66,004,996
Cost of shares repurchased	(539,114,583)	(521,800,906)

Decrease in Net Assets From Fund Share Transactions	(116,625,895)	(135,299,059)

Decrease in Net Assets	(144,981,829)	(189,897,128)
NET ASSETS:
Beginning of year	2,588,704,909	2,778,602,037

End of year*	$2,443,723,080	$2,588,704,909

* Includes undistributed (overdistributed) net investment income of:	$1,489,505	$(15,039)

See Notes to Financial Statements.

36         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class 1 Shares(1)	2006	2005		2004(2)	2003	2002
Net Asset Value, Beginning of Year	$15.52	$15.83		$15.42	$15.68	$15.52

Income (Loss) From Operations:
Net investment income	0.67	0.69		0.71	0.71	0.73
Net realized and unrealized gain (loss)	(0.19)	(0.31)		0.40	(0.23)	0.20

Total Income From Operations	0.48	0.38		1.11	0.48	0.93

Less Distributions From:
Net investment income	(0.66)	(0.69)		(0.70)	(0.74)	(0.76)
Net realized gains	—	—		—	—	(0.01)

Total Distributions	(0.66)	(0.69)		(0.70)	(0.74)	(0.77)

Net Asset Value, End of Year	$15.34	$15.52		$15.83	$15.42	$15.68

Total Return(3)	3.17%	2.52	%(4)	7.38%	3.11%	6.17%

Net Assets, End of Year (millions)	$47	$52		$57	$59	$62

Ratios to Average Net Assets:
Gross expenses	0.74%	0.75%		0.71%	0.74%	0.78%
Net expenses	0.74 (5)	0.74	(5)	0.71	0.74	0.78
Net investment income	4.37	4.47		4.55	4.55	4.69

Portfolio Turnover Rate	4%	8%		23%	49%	84%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the year ended February 29, 2004.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would have been 2.45%.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         37

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class A Shares(1)	2006	2005		2004(2)	2003	2002
Net Asset Value, Beginning of Year	$15.57	$15.88		$15.47	$15.71	$15.52

Income (Loss) From Operations:
Net investment income	0.68	0.70		0.72	0.72	0.75
Net realized and unrealized gain (loss)	(0.19)	(0.31)		0.40	(0.22)	0.20

Total Income From Operations	0.49	0.39		1.12	0.50	0.95

Less Distributions From:
Net investment income	(0.67)	(0.70)		(0.71)	(0.74)	(0.75)
Net realized gains	—	—		—	—	(0.01)

Total Distributions	(0.67)	(0.70)		(0.71)	(0.74)	(0.76)

Net Asset Value, End of Year	$15.39	$15.57		$15.88	$15.47	$15.71

Total Return(3)	3.22%	2.56	%(4)	7.40%	3.21%	6.29%

Net Assets, End of Year (millions)	$1,904	$1,995		$2,011	$1,981	$2,070

Ratios to Average Net Assets:
Gross expenses	0.71%	0.70%		0.68%	0.68%	0.68%
Net expenses	0.71 (5)	0.69	(5)	0.68	0.68	0.68
Net investment income	4.40	4.52		4.58	4.61	4.79

Portfolio Turnover Rate	4%	8%		23%	49%	84%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the year ended February 29, 2004.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would have been 2.49%.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

38         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class B Shares(1)	2006	2005		2004(2)	2003	2002
Net Asset Value, Beginning of Year	$15.58	$15.89		$15.48	$15.72	$15.53

Income (Loss) From Operations:
Net investment income	0.60	0.62		0.63	0.64	0.66
Net realized and unrealized gain (loss)	(0.18)	(0.31)		0.41	(0.23)	0.21

Total Income From Operations	0.42	0.31		1.04	0.41	0.87

Less Distributions From:
Net investment income	(0.59)	(0.62)		(0.63)	(0.65)	(0.67)
Net realized gains	—	—		—	—	(0.01)

Total Distributions	(0.59)	(0.62)		(0.63)	(0.65)	(0.68)

Net Asset Value, End of Year	$15.41	$15.58		$15.89	$15.48	$15.72

Total Return(3)	2.74%	2.01	%(4)	6.83%	2.66%	5.72%

Net Assets, End of Year (millions)	$234	$339		$479	$592	$685

Ratios to Average Net Assets:
Gross expenses	1.23%	1.22%		1.20%	1.19%	1.20%
Net expenses	1.23 (5)	1.21	(5)	1.20	1.19	1.20
Net investment income	3.87	4.00		4.06	4.09	4.25

Portfolio Turnover Rate	4%	8%		23%	49%	84%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the year ended February 29, 2004.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would have been 1.95%.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         39

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class C Shares(1)	2006	2005		2004(2)	2003	2002
Net Asset Value, Beginning of Year	$15.57	$15.88		$15.47	$15.71	$15.52

Income (Loss) From Operations:
Net investment income	0.59	0.62		0.63	0.63	0.66
Net realized and unrealized gain (loss)	(0.18)	(0.32)		0.40	(0.22)	0.20

Total Income From Operations	0.41	0.30		1.03	0.41	0.86

Less Distributions From:
Net investment income	(0.58)	(0.61)		(0.62)	(0.65)	(0.66)
Net realized gains	—	—		—	—	(0.01)

Total Distributions	(0.58)	(0.61)		(0.62)	(0.65)	(0.67)

Net Asset Value, End of Year	$15.40	$15.57		$15.88	$15.47	$15.71

Total Return(3)	2.72%	1.97	%(4)	6.80%	2.62%	5.68%

Net Assets, End of Year (millions)	$164	$182		$196	$189	$184

Ratios to Average Net Assets:
Gross expenses	1.26%	1.25%		1.24%	1.24%	1.24%
Net expenses	1.26 (5)	1.24	(5)	1.24	1.24	1.24
Net investment income	3.85	3.97		4.02	4.05	4.22

Portfolio Turnover Rate	4%	8%		23%	49%	84%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the year ended February 29, 2004.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would have been 1.90%.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

40         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Financial Highlights

For a share of each class of capital stock outstanding throughout each year ended February 28, unless otherwise noted:

Class Y Shares(1)	2006	2005		2004(2)	2003	2002
Net Asset Value, Beginning of Year	$15.59	$15.90		$15.48	$15.73	$15.54

Income (Loss) From Operations:
Net investment income	0.71	0.72		0.75	0.74	0.77
Net realized and unrealized gain (loss)	(0.19)	(0.30)		0.41	(0.23)	0.21

Total Income From Operations	0.52	0.42		1.16	0.51	0.98

Less Distributions From:
Net investment income	(0.70)	(0.73)		(0.74)	(0.76)	(0.78)
Net realized gains	—	—		—	—	(0.01)

Total Distributions	(0.70)	(0.73)		(0.74)	(0.76)	(0.79)

Net Asset Value, End of Year	$15.41	$15.59		$15.90	$15.48	$15.73

Total Return(3)	3.40%	2.74	%(4)	7.66%	3.32%	6.47%

Net Assets, End of Year (millions)	$95	$21		$36	$36	$33

Ratios to Average Net Assets:
Gross expenses	0.55%	0.51%		0.50%	0.50%	0.50%
Net expenses	0.54 (5)	0.50	(5)	0.50	0.50	0.50
Net investment income	4.62	4.70		4.76	4.78	4.92

Portfolio Turnover Rate	4%	8%		23%	49%	84%

(1)	Per share amounts have been calculated using the average shares method.
(2)	For the year ended February 29, 2004.
(3)	Performance figures may reflect voluntary fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of voluntary fee waivers and/or expense reimbursements, the total return would have been lower.
(4)	The investment adviser fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would have been 2.67%.
(5)	The investment manager voluntarily waived a portion of its fees.

See Notes to Financial Statements.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         41

Notes to Financial Statements

1.	Organization and Significant Accounting Policies

The Smith Barney Managed Municipals Fund Inc. (the “Fund”), a Maryland corporation, is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”) as a diversified, open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in municipal obligations, quotations from municipal bond dealers, market transactions in comparable securities and various relationships between securities. Securities for which market quotations are not readily available or are determined not to reflect fair value, will be valued in good faith by or under the direction of the Fund’s Board of Directors. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates value.

(b) Financial Futures Contracts. The Fund may enter into financial futures contracts typically to hedge a portion of the portfolio. Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Fund each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Fund recognizes an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Fund could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(c) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

42         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements (continued)

(d) Distributions to Shareholders. Distributions from net investment income on the shares of the Fund are declared each business day to shareholders of record, and are paid monthly. The Fund intends to satisfy conditions that will enable interest from municipal securities, which is exempt from federal and certain state income taxes, to retain such tax-exempt status when distributed to the shareholders of the Fund. Distributions of net realized gains, if any, are taxable and are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(e) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(f) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

(g) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share.

During the current year, the following reclassifications have been made:

	Undistributed Net Investment Income	Accumulated Net Realized Loss
(a)	$(353,144)	$353,144

(a)	Reclassifications are primarily due to differences between book and tax accretion of market discount on fixed income securities and book/tax differences in the treatment of various items.

2.	Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business, Citigroup Asset Management (“CAM”), to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment adviser, Smith Barney Fund Management LLC (“SBFM” and the “Manager”), previously an indirect wholly-owned subsidiary of Citigroup, has become a wholly-owned subsidiary of Legg Mason. Completion of the sale caused the Fund’s then existing investment advisory and administrative contracts to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and the Manager, which became effective on December 1, 2005.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         43

Notes to Financial Statements (continued)

Legg Mason, whose principal executive offices are in Baltimore, Maryland, is a financial services holding company.

Prior to December 1, 2005, the Fund paid the Manager an investment advisory fee calculated at an annual rate of the Fund’s average daily net assets as follows:

Average Daily Net Assets	Annual Rate
First $500 million	0.35%
Next $1 billion	0.32
Over $1.5 billion	0.29

The Fund also paid the Manager an administration fee calculated daily and paid monthly at an annual rate of the Fund’s average daily net assets as follows:

Average Daily Net Assets	Annual Rate
First $500 million	0.20%
Next $1 billion	0.18
Over $1.5 billion	0.16

Effective December 1, 2005, as a result of the termination of the administrative contract, this administration fee was no longer applicable.

Under the new Investment Management agreement, the Fund pays the Manager a management fee for advisory and administrative services calculated daily and paid monthly in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $500 million	0.550%
Next $1 billion	0.500
Over $1.5 billion	0.450

During the year ended February 28, 2006, the Manager waived expenses amounting to $53,031.

During the year ended February 28, 2005, SBFM reimbursed the Fund in the amount of $1,160,000 for losses incurred resulting from an investment transaction error.

The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. During the period covered by this report, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Fund’s transfer agent. PFPC and Primerica Shareholder Services (‘PSS”), another subsidiary of Citigroup, acted as the Fund’s sub-transfer agents. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC and PSS were responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the year ended February 28, 2006, the Fund paid transfer agent fees of $86,245 to CTB and $394,426 to PFPC.

44         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements (continued)

The Fund’s Board has appointed the Fund’s current distributor, Citigroup Global Markets Inc. (“CGM”), PFS Investments Inc. (“PFS”) and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also approved amended and restated Rule 12b-1 Plans. CGM, PFS and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

There is a maximum initial sales charge of 4.75% and 4.00% for Class 1 and A shares, respectively. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $500,000 in the aggregate. These purchases do not incur an initial sales charge.

For the year ended February 28, 2006, CGM, PFS, their affiliates and LMIS received sales charges of approximately $50,000 and $1,420,000 on sales of the Fund’s Class 1 and Class A shares, respectively. In addition, for the year ended February 28, 2006, CDSCs paid to CGM, PFS and its affiliates were approximately:

	Class A	Class B	Class C
CDSCs	$4,000	$232,000	$6,000

The Fund has adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested directors (“Independent Directors”) to defer the receipt of all or a portion of the directors fees earned until a later date specified by the Independent Directors. The deferred fees earn a return based on notional investments selected by the Independent Directors. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the statement of operations under directors’ fees. Under the Plan, deferred fees are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. As of February 28, 2006, the Fund has accrued $22,933 as deferred compensation.

Certain officers and one Director of the Fund are employees of Legg Mason or its affiliates and do not receive compensation from the Fund.

3.	Investments

During the year ended February 28, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) were as follows:

Purchases	$95,514,591

Sales	148,524,401

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         45

Notes to Financial Statements (continued)

At February 28, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$161,460,000
Gross unrealized depreciation	(2,201,164)

Net unrealized appreciation	$159,258,836

At February 28, 2006, the Fund had the following open futures contracts:

Contracts to Sell:	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Loss
U.S. Treasury Bonds	7,015	3/06	$790,502,812	$793,352,656	$(2,849,844)

4.	Class Specific Expenses

The Fund has adopted a Rule 12b-1distribution plan under which the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.15% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% and 0.55% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

For the year ended February 28, 2006, class specific expenses were as follows:

	Distribution Fees	Transfer Agent Fees	Shareholder Reports Expenses
Class 1	—	$99,837	$7,647
Class A	$2,926,891	598,356	86,060
Class B	1,844,062	146,034	20,752
Class C	1,211,961	57,838	8,175
Class Y	—	53	1,302

Total	$5,982,914	$902,118	$123,936

5.	Distributions to Shareholders by Class

	Year Ended February 28, 2006	Year Ended February 28, 2005
Net Investment Income
Class 1	$2,090,880	$2,377,985
Class A	84,471,706	88,892,626
Class B	10,739,471	15,615,324
Class C	6,530,682	7,268,966
Class Y	1,218,216	1,199,180

Total	$105,050,955	$115,354,081

46         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements (continued)

6.	Capital Shares

At February 28, 2006, the Fund had one billion shares of capital stock authorized with a par value of $0.01 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest in the Fund and has the same rights, except that each class bears certain expenses specifically related to the distribution of its shares.

Transactions in shares of each class were as follows:

	Year Ended February 28, 2006		Year Ended February 28, 2005
	Shares	Amount	Shares	Amount
Class 1
Shares sold	122,664	$1,889,622	134,940	$2,096,055
Shares issued on reinvestment	135,959	2,090,759	153,563	2,377,980
Shares repurchased	(552,122)	(8,503,181)	(555,451)	(8,622,820)

Net Decrease	(293,499)	$(4,522,800)	(266,948)	$(4,148,785)

Class A
Shares sold	15,207,190	$234,604,160	17,828,129	$277,750,959
Shares issued on reinvestment	3,117,641	48,089,482	3,228,255	50,147,514
Shares repurchased	(22,736,903)	(350,919,301)	(19,571,432)	(304,551,325)

Net Increase (Decrease)	(4,412,072)	$(68,225,659)	1,484,952	$23,347,148

Class B
Shares sold	841,373	$13,001,083	1,078,403	$16,804,257
Shares issued on reinvestment	397,950	6,146,784	565,634	8,796,138
Shares repurchased	(7,815,923)	(120,777,291)	(10,014,559)	(156,050,872)

Net Decrease	(6,576,600)	$(101,629,424)	(8,370,522)	$(130,450,477)

Class C
Shares sold	936,750	$14,471,334	1,530,989	$23,845,505
Shares issued on reinvestment	253,821	3,917,165	281,721	4,377,705
Shares repurchased	(2,250,176)	(34,749,550)	(2,417,414)	(37,604,134)

Net Decrease	(1,059,605)	$(16,361,051)	(604,704)	$(9,380,924)

Class Y
Shares sold	6,383,478	$98,000,000	5	$75
Shares issued on reinvestment	18,018	278,299	19,631	305,659
Shares repurchased	(1,566,340)	(24,165,260)	(954,476)	(14,971,755)

Net Increase (Decrease)	4,835,156	$74,113,039	(934,840)	$(14,666,021)

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         47

Notes to Financial Statements (continued)

7.	Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Fund made the following distributions:

Record/Payable	Class 1	Class A	Class B	Class C	Class Y
Daily/Monthly	$0.0617	$0.0621	$0.0548	$0.0546	$0.0646

The tax character of distributions paid during the fiscal years ended February 28 was as follows:

	2006	2005
Distributions paid from:
Tax-Exempt Income	$105,041,558	$114,681,655

Ordinary Income	9,397	672,426
Net Long-term Capital Gains	—	—

Total Taxable Distributions	$9,397	$672,426

Total Distributions Paid	$105,050,955	$115,354,081

As of February 28, 2006, the components of accumulated (losses) on a tax basis were as follows:

Undistributed tax-exempt income — net	$1,512,438

Capital loss carryforward(*)	$(224,013,656)
Other book/tax temporary differences(a)	(5,808,905)
Unrealized appreciation(b)	156,408,992

Total Accumulated Earnings/(Losses) — Net	$(71,901,131)

(*)	The Fund has the following net capital loss carryforward remaining:

Year of Expiration	Amount
2/29/2008	$(6,474,126)
2/28/2009	(33,918,659)
2/28/2011	(60,003,856)
2/28/2013	(90,448,017)
2/28/2014	(33,168,998)

$(224,013,656)

These amounts will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to the realization for tax purposes of unrealized gains/(losses) on certain futures contracts, the deferral of post-October capital losses for tax purposes and differences in the book/tax treatment of various items.
(b)	The difference between book-basis and tax-basis unrealized appreciation is attributable primarily to the tax deferral of losses on wash sales and the difference between book & tax accretion methods for market discount on fixed income securities.

8.	Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

48         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements (continued)

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         49

Notes to Financial Statements (continued)

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

9.	Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, the Fund’s investment manager believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Fund or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

* * *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc. (the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the Fund (the “Funds”), and directors or trustees of the Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Funds by improperly charging Rule l2b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain aspects of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds’ contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, the Fund’s investment manager believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

50         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Notes to Financial Statements (continued)

Additional lawsuits arising out of theses circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this report, the Fund’s investment manager and the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the Funds under their respective contracts.

The Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

10.	Other Matters

On September 16, 2005, the staff of the Securities and Exchange Commission (the “Commission”) informed SBFM and Salomon Brothers Asset Management Inc (“SBAM”) that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/ or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, SBFM and SBAM believe that this matter is not likely to have a material adverse effect on the Fund or SBFM and SBAM’s ability to perform investment management services relating to the Fund.

Smith Barney Managed Municipals Fund Inc. 2006 Annual Report         51

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Smith Barney Managed Municipals Fund Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Smith Barney Managed Municipals Fund Inc, as of February 28, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of February 28, 2006, by correspondence with the custodian and broker or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Smith Barney Managed Municipals Fund Inc. as of February 28, 2006, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

April 19, 2006

52         Smith Barney Managed Municipals Fund Inc. 2006 Annual Report

Board Approval of Management Agreement (unaudited)

On June 23, 2005, Citigroup Inc. entered into a definitive agreement (the “Transaction Agreement”) with Legg Mason, Inc. under which Citigroup agreed to sell substantially all of its asset management business, Citigroup Asset Management (“CAM”), which included the Adviser, to Legg Mason in exchange for the broker-dealer and investment banking businesses of Legg Mason and certain other considerations (the “Transaction”). The Transaction closed on December 1, 2005.

The consummation of the Transaction resulted in the automatic termination of the Fund’s current advisory agreement in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Prior to the closing of the Transaction, the Fund’s Board approved a new management agreement between the Fund and the Adviser (the “New Management Agreement”) and authorized the Fund’s officers to submit the New Management Agreement to shareholders for their approval.

On July 12, 2005, members of the Board discussed with CAM management and certain Legg Mason representatives the Transaction and Legg Mason’s general plans and intentions regarding CAM’s business and its combination with Legg Mason’s business. The Board Members also inquired about the plans for and anticipated roles and responsibilities of certain CAM employees and officers after the Transaction.

At a meeting held on August 1, 2005, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act (the “Independent Board Members”), approved the New Management Agreement. To assist the Board in its consideration of the New Management Agreement, Legg Mason provided materials and information about Legg Mason, including its financial condition, asset management capabilities and organization, and CAM provided materials and information about the Transaction between Legg Mason and Citigroup. Representatives of CAM and Legg Mason also made presentations to and responded to questions from the Board. The Independent Board Members, through their independent legal counsel, also requested and received additional information from CAM and Legg Mason in connection with their consideration of the New Management Agreement. The additional information was provided in advance of and at the August meeting. After the presentations and after reviewing the written materials provided, the Independent Board Members met in executive session with their counsel to consider the New Management Agreement. The Independent Board Members also conferred separately and with their counsel about the Transaction on a number of occasions, including in connection with the July and August meetings.

In their deliberations concerning the New Management Agreement, among other things, the Board Members considered:

(i) the reputation, financial strength and resources of Legg Mason and its investment advisory subsidiaries;

(ii) that, following the Transaction, CAM would be part of an organization focused on the asset management business;

(iii) that Legg Mason and its wholly-owned subsidiary, Western Asset Management Company and its affiliates (“Western Asset”), are experienced and respected asset management firms, and that Legg Mason had advised the Board

Smith Barney Managed Municipals Fund Inc.          53

Board Approval of Management Agreement (unaudited) (continued)

Members that (a) it intended to combine the fixed income investment operations (including money market fund operations) of CAM with those of Western Asset and may also wish to combine other CAM operations with those of other Legg Mason subsidiaries; (b) after the closing of the Transaction, it would take steps to combine the investment management operations of Western Asset with the fixed income operations of the Adviser, which, among other things, may involve Western Asset and the Adviser sharing common systems and procedures, employees (including portfolio managers), investment and trading platforms, and other resources; (c) it is expected that these combination processes would result in changes to portfolio managers or portfolio management teams for a number of the CAM funds, subject to Board oversight and appropriate notice to shareholders, and that, in other cases, the current portfolio managers or portfolio management teams would remain in place; and (d) in the future, it may recommend that Western Asset or other Legg Mason subsidiaries be appointed as the adviser or subadviser to some or all of the CAM funds, subject to applicable regulatory requirements;

(iv) that CAM management had advised the Board that a number of portfolio managers and other key CAM personnel would be retained after the closing of the Transaction;

(v) that CAM management and Legg Mason advised the Board that following the Transaction, they did not expect to be any diminution in the nature, quality and extent of services provided to the Fund and its shareholders by the Adviser, including compliance services;

(vi) that under the Transaction Agreement, Citigroup and Legg Mason agreed not to take any action not contemplated by the Transaction or fail to take any action that to their respective knowledge would cause any “undue burden” on Fund shareholders under applicable provisions of the 1940 Act;

(vii) the assurances from Citigroup and Legg Mason that, for a three-year period following the closing of the Transaction, Citigroup-affiliated broker-dealers would continue to offer the Fund as an investment product, and the potential benefits to Fund shareholders from this and other third-party distribution access;

(viii) the potential benefits to Fund shareholders from being part of a combined fund family with Legg Mason-sponsored funds;

(ix) that Citigroup and Legg Mason would derive benefits from the Transaction and that, as a result, they had a financial interest in the matters that were being considered;

(x) the potential effects of regulatory restrictions on the Fund if Citigroup-affiliated broker-dealers remained principal underwriters of the Fund after the closing of the Transaction;

(xi) the fact that the Fund’s total advisory and administrative fees would not increase by virtue of the New Management Agreement, but would remain the same;

(xii) the terms and conditions of the New Management Agreement, including the differences from the current advisory agreement, and the benefits of a single, uniform form of agreement covering these services;

54         Smith Barney Managed Municipals Fund Inc.

Board Approval of Management Agreement (unaudited) (continued)

(xiii) that the Fund would not bear the costs of obtaining shareholder approval of the New Management Agreement;

(xiv) that the Fund would avail itself of permissions granted under certain licensing arrangements between Citigroup and Legg Mason that would permit the Fund (including any share classes thereof) to maintain its current name, as well as all logos, trademarks and service marks, related to Citigroup or any of its affiliates for some agreed upon time period after the closing of the Transaction; and

(xv) that, within the past year the Board had performed a full annual review of the current advisory agreement as required by the 1940 Act. In that regard, the Board, in its deliberations concerning the New Management Agreement, considered the same factors regarding the nature, quality and extent of services provided, costs of services provided, profitability, fall-out benefits, fees and economies of scale and investment performance as it did when it renewed the current advisory agreement, and reached substantially the same conclusions.

Smith Barney Managed Municipals Fund Inc.          55

Additional Information (unaudited)

Information about Directors and Officers

The business and affairs of the Smith Barney Managed Municipals Fund Inc. (“Fund”) are managed under the direction of the Board of Directors. Information pertaining to the Directors and Officers of the Fund is set forth below. The Statement of Additional Information includes additional information about the Directors and is available, without charge, upon request by calling Shareholder Services at 1-800-451-2010.

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Non-Interested Directors:
Dwight B. Crane Harvard Business School Soldiers Field Morgan Hall #375 Boston, MA 02163 Birth Year: 1937	Director	Since 1995	Professor, Harvard Business School	49	None

Burt N. Dorsett The Staford #702 5601 Turtle Bay Drive Naples, FL 34108 Birth Year: 1930	Director	Since 1991	President of Dorsett McCabe Capital Management Inc. (1986-2004); Chief Investment Officer of Leeb Capital Management, Inc. (1999-2003)	27	None

Elliot S. Jaffe The Dress Barn Inc. Executive Office 30 Dunnigan Drive Suffern, NY 10901 Birth Year: 1926	Director	Since 1991	Chairman of the Board of The Dress Barn, Inc.	27	The Dress Barn, Inc.

Stephen E. Kaufman Stephen E. Kaufman PC 277 Park Avenue, 47th Floor New York, NY 10172 Birth Year: 1932	Director	Since 1995	Attorney	55	None

Cornelius C. Rose, Jr. P.O. Box 5388 West Lebanon, NH 03784 Birth Year: 1932	Director	Since 1991	Chief Executive Officer of Performance Learning Systems	27	None

56         Smith Barney Managed Municipals Fund Inc.

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Interested Director:
R. Jay Gerken, CFA** Legg Mason & Co., LLC (“Legg Mason”) 399 Park Avenue, New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of Legg Mason; President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”), and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Legg Mason; Formerly Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996 to 2001); Formerly, Chairman, President and Chief Executive Officer of Travelers Investment Advisers, Inc. (from 2002 to 2005); Chairman of SBFM and CFM (from 2002 to 2006)	169	Trustee, Consulting Group Capital Markets Funds
Officers:
Andrew B. Shoup Legg Mason 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956	Senior Vice President and Chief Administrative Officer	Since 2003	Director of Legg Mason; Senior Vice President and Chief Administrative Officer of certain mutual funds associated with Legg Mason; Formerly Head of International Funds Administration of Legg Mason or its predecessors (from 2001 to 2003); Director of Global Funds Administration of Legg Mason or its predecessors (from 2000 to 2001)	N/A	N/A

Kaprel Ozsolak Legg Mason 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1965	Chief Financial Officer and Treasurer	Since 2004	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Formerly Controller of certain mutual Funds associated with Legg Mason (from 2002 to 2004)	N/A	N/A

Smith Barney Managed Municipals Fund Inc.          57

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Officers:
Joseph P. Deane Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1947	Vice President and Investment Officer	Since 1989	Managing Director of Legg Mason; Investment Officer of SBFM	N/A	N/A

David T. Fare Legg Mason 399 Park Avenue New York, NY 10022 Birth Year: 1962	Vice President and Investment Officer	Since 2004	Managing Director of Legg Mason; Investment Officer of SBFM	N/A	N/A

Ted P. Becker Legg Mason 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951	Chief Compliance Officer	Since 2006

Managing Director of

Compliance at Legg

Mason,

(2005-Present);

Chief Compliance

Officer with certain

mutual funds

associated with Legg Mason (since 2006);

Managing Director of

Compliance at Legg Mason or its predecessors

(2002-2005). Prior to

2002, Managing

Director-Internal Audit

& Risk Review at

Citigroup, Inc.

				N/A	N/A

John Chiota Legg Mason 100 First Stamford Place, 5th Floor Stamford, CT 06902 Birth Year: 1968	Chief Anti- Money Laundering Compliance Officer	Since 2006

Vice President of Legg Mason or its predecessors

(since 2004); Chief

Anti-Money

Laundering

Compliance Officer

with certain mutual

funds associated with

Legg Mason (since 2006);

prior to August 2004,

Chief AML Compliance

Officer with TD

Waterhouse

				N/A	N/A

Steven Frank Legg Mason 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1967	Controller	Since 2005

Vice President of Legg Mason

(since 2002); Controller of certain funds associated with Legg Mason (since 2005); Formerly Assistant

Controller of certain

mutual funds

associated with Legg Mason (from 2001-2005)

				N/A	N/A

58         Smith Barney Managed Municipals Fund Inc.

Additional Information (unaudited) (continued)

Name, Address, and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Board Memberships Held by Director
Robert I. Frenkel Legg Mason 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessors (since 1994); Secretary and Chief Legal Officer of certain mutual funds associated with Legg Mason	N/A	N/A
*	Each Director and Officer serves until his or her successor has been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of SBFM and certain of its affiliates.

Smith Barney Managed Municipals Fund Inc.          59

Additional Shareholder Information (unaudited)

Results of a Special Meeting of Shareholders

On October 21, 2005, a Special Meeting of Shareholders was held for the following purposes: 1) to approve a new management agreement and 2) to elect Directors. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Shareholders.

Item Voted On	Votes For	Votes Against	Abstentions	Broker Non-Votes
New Management Agreement	83,498,700.449	2,435,932.901	3,184,701.443	2,982,754.000

Election of Directors1

Nominees:	Votes For	Authority Withheld	Abstentions
Dwight B. Crane	88,526,578.466	3,575,510.327	0.000
Burt N. Dorsett	88,424,076.754	3,678,012.039	0.000
Elliot S. Jaffe	88,347,442.761	3,754,646.032	0.000
Stephen E. Kaufman	88,383,279.898	3,718,808.895	0.000
Cornelius C. Rose, Jr.	88,431,236.880	3,670,851.913	0.000
R. Jay Gerken	88,358,324.125	3,743,764.668	0.000

[1]	Directors are elected by the shareholders of the Fund.

60         Smith Barney Managed Municipals Fund Inc.

Important Tax Information (unaudited)

All of the net investment income distributions paid monthly by the Fund from March 1, 2005 to October 31, 2005 and from December 1, 2005 to February 28, 2006 qualify as tax-exempt interest dividends for federal income tax purposes. Also, 99.87% of the net investment income distribution paid to shareholders of record on November 21, 2005 qualifies as tax-exempt interest dividends for federal income tax purposes.

Additionally, 0.13% of the net investment income distribution paid to shareholders of record on November 21, 2005 was an ordinary income distribution.

Please retain this information for your records.

Smith Barney Managed Municipals Fund Inc.          61

Smith Barney Managed Municipals Fund Inc.

DIRECTORS

Dwight B. Crane

Burt N. Dorsett

R. Jay Gerken, CFA

Chairman

Elliot S. Jaffe

Stephen E. Kaufman

Cornelius C. Rose, Jr.

OFFICERS

R. Jay Gerken, CFA

President and Chief
Executive Officer

Andrew B. Shoup

Senior Vice President and
Chief Administrative Officer

Kaprel Ozsolak

Chief Financial Officer

and Treasurer

Joseph P. Deane

Vice President and

Investment Officer

David T. Fare

Vice President and

Investment Officer

Ted P. Becker

Chief Compliance Officer

John Chiota

Chief Anti-Money Laundering Compliance Officer

Steven Frank

Controller

OFFICERS (continued)

Robert I. Frenkel

Secretary and

Chief Legal Officer

INVESTMENT MANAGER

Smith Barney Fund
Management LLC

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor
Services, LLC

PFS Investments Inc.

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough,

Massachusetts 01581

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of the shareholders of Smith Barney Managed Municipals Fund Inc, but it may also be used as sales literature when preceded or accompanied by the current Prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/Investor Services

©2006 Legg Mason Investor Services, LLC Member NASD, SIPC

FD02207 4/06	06-9822

Smith Barney Managed Municipals Fund Inc.

SMITH BARNEY MANAGED MUNICIPALS FUND INC.

Smith Barney Mutual Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information an how the Fund voted proxies relating to portfolio securities during the prior 12 month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on each Fund’s website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ending June 30, 2005 will be continue to be listed under the Fund’s former Smith Barney Managed Municipals Fund Inc. name.